Exhibit 99.2

Starz, LLC and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$846,462	$1,099,887
Restricted cash	12,932	4,896
Trade accounts receivable, net of allowances of $32,350 and $38,335	240,228	241,026
Program rights	459,449	441,854
Deferred income taxes (Note 6)	841	10,114
Other current assets	35,122	31,336
Total current assets	1,595,034	1,829,113
Program rights	285,226	319,996
Property and equipment, net of accumulated depreciation of $157,905 and $151,375	92,309	98,531
Investment in films and television programs, net	159,472	183,942
Goodwill	131,760	131,760
Other assets, net	44,982	39,833
Total assets	$2,308,783	$2,603,175
Liabilities and Member’s Interest and Noncontrolling Interests
Current liabilities:
Current portion of debt (Note 3)	$4,070	$4,129
Trade accounts payable	7,409	8,690
Accrued liabilities (Notes 4 and 7)	229,492	270,296
Accrued compensation related to long term incentive plan	3,195	33,854
Due to affiliate (Note 4)	35,690	53,836
Deferred revenue	30,621	26,734
Total current liabilities	310,477	397,539
Accrued long term incentive plan	—	2,751
Debt (Note 3)	536,728	540,915
Deferred income taxes (Note 6)	108	10,308
Other liabilities (Note 7)	9,360	8,561
Total liabilities	856,673	960,074
Member’s interest	1,457,529	1,651,484
Noncontrolling interests in subsidiaries	(5,419)	(8,383)
Total member’s interest and noncontrolling interests	1,452,110	1,643,101
Commitments and contingencies (Note 7)
Total liabilities and member’s interest and noncontrolling interests	$2,308,783	$2,603,175

See accompanying notes to unaudited condensed consolidated financial statements.

Starz, LLC and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Revenue:
Programming networks and other services	$1,075,124	$1,025,554
Home video net sales	133,372	155,900
Total revenue	1,208,496	1,181,454
Costs and expenses:
Programming (including amortization) (Note 7)	504,674	481,887
Production and acquisition (including amortization) (Note 4)	117,617	85,379
Home video cost of sales	40,261	43,130
Operating	38,876	41,829
Advertising and marketing	82,596	92,625
General and administrative (Note 4)	81,015	80,609
Long term incentive plan and stock compensation (Note 5)	9,888	5,168
Depreciation and amortization	13,787	13,464
Total costs and expenses	888,714	844,091
Operating income	319,782	337,363
Other income (expense):
Interest expense, net of amounts capitalized (Note 3)	(18,805)	(2,862)
Other income (expense), net	3,680	(4,821)
Income from continuing operations before income taxes	304,657	329,680
Income tax expense (Note 6)	(100,572)	(136,592)
Income from continuing operations	204,085	193,088
Loss from discontinued operations (including loss on sale of none and $3,000), net of income taxes (Note 2)	—	(3,491)
Net income	204,085	189,597
Net income attributable to noncontrolling interests	(1,154)	(98)
Net income attributable to member	$202,931	$189,499

See accompanying notes to unaudited condensed consolidated financial statements

Starz, LLC and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Net income	$204,085	$189,597
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments from continuing operations	322	2,472
Foreign currency translation adjustments from discontinued operations	—	(5,946)
Other comprehensive income (loss)	322	(3,474)
Comprehensive income	204,407	186,123
Comprehensive income attributable to noncontrolling interests	(1,908)	(80)
Comprehensive income attributable to member	$202,499	$186,043

See accompanying notes to unaudited condensed consolidated financial statements.

Starz, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Operating activities:
Net income	$204,085	$189,597
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	—	3,491
Long term incentive plan and stock compensation	9,888	5,168
Payments for long term incentive plan and restricted stock	(33,410)	(6,947)
Amortization of program rights	473,251	454,215
Amortization of investment in films and television programs	86,742	68,639
Depreciation and amortization	13,787	13,464
Deferred income taxes	(3,265)	38,477
Other non-cash items	877	1,179
Changes in assets and liabilities:
Restricted cash	(8,036)	(12,561)
Trade accounts receivable	6,782	(13,509)
Program rights	(366,381)	(432,428)
Other current assets	3,639	(6,839)
Investment in films and television programs	(194,988)	(166,968)
Other assets	(8,569)	7,029
Trade accounts payable	(1,281)	(1,247)
Accrued liabilities	(1,413)	(14,887)
Due to affiliate	(15,556)	58,945
Deferred revenue	4,528	17,451
Other liabilities	412	1,368
Net cash provided by operating activities	171,092	203,637
Investing activities—purchases of property and equipment	$(7,870)	$(3,492)

(Continued)

Starz, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Continued)

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Financing activities:
Borrowings of debt	$500,000	$—
Payments of debt	(503,035)	(58,173)
Debt issuance costs	(8,007)	—
Distributions to parent	(400,000)	—
Distributions to parent related to stock compensation	(5,667)	—
Contribution from noncontrolling owner of subsidiary	—	3,000
Settlement of derivative instruments	3	(2,863)
Restricted cash	—	8,226
Net cash used in financing activities	(416,706)	(49,810)
Effect of exchange rate changes on cash and cash equivalents	59	(22)
Discontinued operations:
Net cash used in operating activities	—	(2,283)
Net cash provided by financing activities	—	3,569
Effect of exchange rate changes on cash and cash equivalents held by discontinued operations	—	40
Cash held by discontinued operations upon sale	—	(3,144)
Change in available cash held by discontinued operations	—	1,818
Net cash provided by discontinued operations	—	—
Net increase (decrease) in cash and cash equivalents	(253,425)	150,313
Cash and cash equivalents:
Beginning of period	1,099,887	315,652
End of period	$846,462	$465,965
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$12,525	$2,874
Cash paid for income taxes	$126,582	$44,160
Change in deferred tax assets due to sale of noncontrolling interest	$2,209	$143,322

See accompanying notes to unaudited condensed consolidated financial statements.

Starz, LLC and Subsidiaries

Condensed Consolidated Statement of Member’s Interest and Noncontrolling Interests

(Unaudited)

Nine Months Ended September 30, 2012

(in thousands)

	Member’s Interest	Noncontrolling Interests	Total
Balance at January 1, 2012	$1,651,484	$(8,383)	$1,643,101
Net income	202,931	1,154	204,085
Other comprehensive income (loss)	(432)	754	322
Stock compensation	11,422	1,056	12,478
Distributions to parent	(400,000)	—	(400,000)
Distributions to parent related to stock compensation	(5,667)	—	(5,667)
Change in deferred tax assets related to sale of noncontrolling interest	(2,209)	—	(2,209)
Balance at September 30, 2012	$1,457,529	$(5,419)	$1,452,110

See accompanying notes to unaudited condensed consolidated financial statements.

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

September 30, 2012

Note 1—Basis of Presentation and Description of Business

Presentation

Starz, LLC (the “Company”) is a wholly-owned subsidiary of Liberty Media Corporation (“LMC”). The accompanying condensed consolidated financial statements include the accounts of Starz, LLC and its majority-owned and controlled subsidiaries, which includes Starz Entertainment, LLC (“Starz Entertainment”) and Starz Media Group, LLC (“Starz Media”). In January 2011, the Company sold a 25% interest in Starz Media to The Weinstein Company LLC (“TWC”). All intercompany balances and transactions have been eliminated in consolidation.

During August 2012, LMC’s board of directors authorized a plan to distribute to the stockholders of LMC shares of a wholly-owned subsidiary, Liberty Spinco, Inc. (“Liberty Spinco”), that will hold all of the businesses, assets and liabilities of LMC not associated with Starz, LLC (with the exception of the Starz, LLC office building) (the “Spin-Off”). The transaction will be effected as a pro-rata dividend of shares of Liberty Spinco to the stockholders of LMC. Liberty Spinco, which will become a separate public company, will be renamed Liberty Media Corporation. The businesses, assets and liabilities not included in Liberty Spinco will be part of a separate public company to be named Starz. In connection with the reorganization transaction, LMC currently contemplates that the Company will distribute approximately $1,800.0 million in cash to LMC (inclusive of distributions in the aggregate of $600.0 million already paid as follows: $100.0 million on July 9, 2012, $250.0 million on August 17, 2012, $50.0 million on September 4, 2012 and $200.0 million on November 16, 2012), funded by a combination of cash on hand and borrowings under the senior secured revolving credit facility (under which $995.0 million was available to be drawn as of September 30, 2012). The total amount of the distribution will depend on the Company’s financial performance and the net cash provided by operating activities generated prior to the reorganization transaction, as well as the undrawn amount under the senior secured revolving credit facility at that time. The Spin-Off is subject to various conditions, any of which may be waived by the LMC board of directors in its sole discretion, but is expected to occur in early 2013. LMC’s board of directors has reserved the right, in its sole discretion, to amend, modify, delay or abandon the Spin-Off at any time prior to the distribution date. Any such material amendment, modification or delay, or the abandonment, of the Spin-Off will be notified to the market by LMC in a Form 8-K filing. The distribution of a minimum amount of cash by Starz, LLC to LMC is not a condition to the Spin-Off. Following the Spin-Off, Liberty Spinco and Starz will operate independently, and neither will have any stock ownership, beneficial or otherwise, in the other. (See Note 10—Subsequent Events.)

On September 13, 2012, the Company and Starz Finance Corp. co-issued $500.0 million of 5% Senior Notes due September 15, 2019 (the “Senior Notes”). Starz Finance Corp. is a wholly-owned subsidiary of the Company and was formed for the sole purpose of co-issuing the Senior Notes. Starz Finance Corp. does not have and will not have any operations, assets or subsidiaries of its own. The Senior Notes pay interest semi-annually on September 15 and March 15 of each year. The Senior Notes are guaranteed jointly and severally by Starz Entertainment and Starz Finance Corp. The Company used the net proceeds and cash on hand to repay the $500.0 million term loan under the Senior Secured Credit Facilities (as defined in Note 3).

The accompanying (a) condensed consolidated balance sheet as of December 31, 2011, which has been derived from audited financial statements and (b) the interim unaudited condensed consolidated

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 1—Basis of Presentation and Description of Business (Continued)

financial statements include all adjustments considered necessary by management for a fair presentation of the Company’s financial condition, results of operations and cash flows for the periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. Such condensed consolidated financial statements do not include all of the footnote disclosures required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the Company’s December 31, 2011 audited consolidated financial statements.

Business

The Company provides premium subscription video programming to United States multichannel video distributors, including cable operators, satellite television providers and telecommunications companies. The Company also develops, produces and acquires entertainment content and distributes this content to consumers in the United States and throughout the world.

The Company is managed by and organized around the following operating segments:

Starz Channels

Starz Channels’ flagship premium networks are Starz and Encore. Starz, a first-run movie service, exhibits contemporary hit movies, original series, and documentaries. Encore airs first-run movies and classic contemporary movies. The Company’s third network, MoviePlex, offers a variety of library content, art house, independent films and classic movies. Starz and Encore, along with MoviePlex, air across 17 linear networks complemented by On Demand and Internet services. Starz Channels’ premium networks are offered by multichannel video distributors to their subscribers either on a fixed monthly price as part of a programming tier or package or on an à-la-carte basis.

Starz Distribution

Starz Distribution includes the Company’s Home Video, Digital Media and Worldwide Distribution businesses.

Home Video

The Company, through its majority-owned subsidiary Anchor Bay Entertainment, LLC, sells or rents DVDs (standard definition and Blu-ray™) under the Anchor Bay and Manga brands, in the United States, Canada, the United Kingdom, Australia and other international territories to the extent it has rights to such content in international territories. Anchor Bay develops and produces certain of its content and also acquires and licenses various titles from third parties. Anchor Bay also distributes other titles acquired or produced by the Company (including Overture Films, LLC’s (“Overture Films”) titles and Starz Channels’ original programming content) and TWC’s titles. These titles are sold to and distributed by regional and national retailers and other distributors, including Wal-Mart, Target, Best Buy, Ingram Entertainment, Amazon and Netflix.

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 1—Basis of Presentation and Description of Business (Continued)

Digital Media

Digital Media performs digital distribution, licensing, syndication, content and vendor partnerships for the Company’s owned content and content for which it has licensed digital ancillary rights (including Overture Films’ titles) in the United States and throughout the world to the extent it has rights to such content in international territories. Digital Media receives fees for such services from a wide array of partners and distributors. These range from traditional multichannel video distributors, Internet/mobile distributors, game developers/publishers and consumer electronics companies. Digital Media also distributes Starz Channel’s original programming content and TWC’s titles.

Worldwide Distribution

Worldwide Distribution (previously referred to as Television) exploits the Company’s owned content and content for which it has licensed ancillary rights (including Overture Films’ titles) on free or pay television in the United States and throughout the world on free or pay television and other media to the extent it has rights to such content in international territories. Worldwide Distribution also distributes Starz Channels’ original programming content.

Starz Animation

The Company, through its wholly-owned subsidiary Film Roman, LLC, develops and produces two-dimensional animated content on a for-hire basis for distribution theatrically and on television for various third party entertainment companies. See also Note 2—Discontinued Operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. The Company considers amortization of program rights, the fair value of goodwill and any related impairment, the development of ultimate revenue estimates associated with released films and television programs, the assessment of investment in films and television programs for impairment, valuation allowances associated with deferred income taxes and allowances for sales returns to be its most significant estimates. Actual results may differ from those estimates.

Note 2—Discontinued Operations

On March 3, 2011, the Company completed the sale of 92.5% of Starz Media Canada Co. (“Canada Co.”), located in Toronto, Ontario, to a Canadian investor group and recognized a loss on the sale of $3.0 million during the nine months ended September 30, 2011, before tax expense of $1.2 million. Subsequent to the sale, the Company maintains a 7.5% ownership interest, but does not have significant involvement with the ongoing operations of Canada Co. Canada Co. develops and produces three-dimensional animated content on a for-hire basis.

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 2—Discontinued Operations (Continued)

The summarized statement of operations of Canada Co. for the nine months ended September 30, 2011 included in discontinued operations in the condensed consolidated statements of operations is as follows (in thousands):

Nine Months Ended September 30, 2011
Revenue	$1,354
Operating expense	(1,513)
Advertising and marketing expense	(2)
General and administrative expense	(114)
Depreciation expense	(447)
Operating loss	(722)
Other expense	(61)
Loss before income taxes	(783)
Income tax benefit	1,500
Net income	$717

Note 3—Debt

Debt consists of the following (in thousands):

	September 30, 2012	December 31, 2011
Senior Notes(a)	$500,000	$—
Senior Secured Credit Facilities(b)	5,000	505,000
Transponder capital leases(c)	35,798	40,044
Total debt	540,798	545,044
Less current portion of debt	(4,070)	(4,129)
Debt	$536,728	$540,915

(a)         On September 13, 2012, the Company issued $500.0 million aggregate principal amount of Senior Notes. The notes bear interest at a rate of 5.00% per annum and will mature on September 15, 2019. The Company may redeem some or all of the notes on or after September 15, 2015. Interest is payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2013. On September 18, 2012 the Company paid in full, with proceeds from the Senior Notes and cash on hand, the $500.0 million term loan under the Senior Secured Credit Facilities (as defined below).

(b)         On November 16, 2011, the Company entered into a credit agreement that provides a $1,000.0 million revolving credit facility, with a $50.0 million sub-limit for standby letters of credit and $500.0 million of term loans (the “Senior Secured Credit Facilities”). At

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 3—Debt (Continued)

closing, the Company borrowed $500.0 million under the term loan facility and $5.0 million under the revolving credit facility. On September 18, 2012 the Company paid in full, with proceeds from the Senior Notes and cash on hand, the $500.0 million term loan under the Senior Secured Credit Facilities. The remaining $5.0 million borrowed under the $1,000.0 million revolving credit facility of the Senior Secured Credit Facilities is payable on November 16, 2016.

Interest on each loan under the Senior Secured Credit Facilities is payable at either an alternate base rate or LIBOR at the Company’s election. Borrowings that are alternate base rate loans will bear interest at a per annum rate equal to the alternate base rate plus a margin that varies between 0.75% and 1.75% depending on the Company’s consolidated leverage ratio, as defined in the Senior Secured Credit Facilities. The alternate base rate is the highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 1/2 of 1% or (c) LIBOR for a one-month interest period plus 1%. Borrowings that are LIBOR loans will bear interest at a per annum rate equal to the applicable LIBOR plus a margin that varies between 1.75% and 2.75% depending on the Company’s consolidated leverage ratio.

As of September 30, 2012, the following borrowing and related LIBOR interest rate was outstanding under the Senior Secured Credit Facilities (dollars in thousands):

	Interest Rate	Loan Amount
LIBOR period:
September 2012 - October 2012	1.96550%	$5,000

(c)              The Company has entered into capital lease agreements for its transponder capacity. The agreements expire during 2018 to 2021 and have imputed annual interest rates ranging from 5.5% to 7.0%.

At September 30, 2012, the fair value of the Senior Notes was $508.8 million. Due to the variable rate nature of the Company’s other debt, the Company believes that the carrying amount approximates fair value at September 30, 2012.

Note 4—Related Party Transactions

Due to Affiliate

The Company participates in LMC’s employee benefit plans (medical, dental, life insurance, 401(k), etc.). Charges from LMC related to these benefits and other miscellaneous charges are included in general and administrative expenses in the accompanying condensed consolidated statements of operations and aggregated $9.2 million and $9.5 million for the nine months ended September 30, 2012 and 2011, respectively. Such amounts are invoiced by LMC on a monthly basis and are due upon receipt of the invoice by the Company. Amounts due to affiliate for such charges total $1.1 million as of September 30, 2012 and $3.6 million as of December 31, 2011.

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 4—Related Party Transactions (Continued)

Due to affiliate at September 30, 2012 and December 31, 2011 also includes $34.6 million and $50.2 million, respectively, for amounts owed to LMC for income tax obligations.

Related Party

The Company recognized participation expense of $46.8 million and $38.1 million, for TWC’s share of the net proceeds under Anchor Bay’s license agreement with TWC, for the nine months ended September 30, 2012 and 2011, respectively. Such amounts are included in production and acquisition costs in the accompanying condensed consolidated statements of operations. The Company’s accrued advances payable to TWC totaled $23.7 million as of September 30, 2012 and $56.2 million as of December 31, 2011. Such amounts are included in accrued liabilities in the accompanying condensed consolidated balance sheets.

Note 5—Stock Options

Pursuant to a LMC incentive plan, LMC has granted to certain of the Company’s employees LMC’s Liberty Capital stock options and restricted stock. As of September 30, 2012, the total unrecognized compensation cost related to the unvested stock options and restricted stock was approximately $37.1 million. Such amount will be recognized in the Company’s condensed consolidated statements of operations over a weighted average period of approximately 3 years.

The awards granted in 2012 are summarized as follows:

	Options Granted	Weighted Average Grant-Date Fair Value
2012 Awards:
Stock options	646,500	$39.77

The stock option awards vest quarterly over a 4 year period and have a term of 7 years. The Company calculates the grant-date fair value for the stock options using the Black-Scholes Model. The expected term used in the Black-Scholes calculation is 4.50 years and the expected volatility is 54.16%. The expected volatility used in the calculation is based on the historical volatility of LMC’s tracking stocks and the implied volatility of LMC’s publicly traded options. The Company uses a zero dividend rate as the Company has not historically declared dividends and a risk-free rate of 0.72% which is derived from U.S. Treasury Bonds with a term similar to that of the subject options.

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 5—Stock Options (Continued)

The following table presents the number and weighted average exercise price (“WAEP”) of the stock options:

	Options	WAEP
Outstanding at December 31, 2011	1,201,647	$65.99
Granted	646,500	$89.66
Exercised	(112,116)	$72.89
Forfeited	(39,366)	$82.79
Expired/cancelled	—	$—
Outstanding at September 30, 2012	1,696,665	$79.20
Exercisable at September 30, 2012	231,693	$79.11

At September 30, 2012, the weighted-average remaining contractual term of the outstanding options is 6.3 years and the exercisable options is 5.6 years.

Note 6—Income Taxes

The Company is a single member LLC, which is treated as a disregarded entity for U.S. federal income tax purposes. As such, it is included in the consolidated federal and state income tax returns of LMC. The income tax accounts and provision included in these condensed consolidated financial statements have been prepared as if the Company was a stand-alone federal and state taxpayer.

Income tax expense consists of the following (in thousands):

	Nine Months Ended September 30,
	2012	2011
Current:
Federal	$101,762	$90,712
State and local	1,006	6,820
Foreign	1,069	583
	103,837	98,115
Deferred:
Federal	(18,070)	36,872
State and local	14,805	1,605
	(3,265)	38,477
Income tax expense	$100,572	$136,592

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 6—Income Taxes (Continued)

Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following (in thousands):

	Nine Months Ended September 30,
	2012	2011
Computed expected tax expense	$106,791	$114,111
State and local income taxes, net of federal income taxes	8,607	5,590
Foreign taxes, net of foreign tax credit	(395)	(814)
Change in valuation allowance affecting tax expense	77,471	17,825
Taxable liquidation of subsidiary	(101,299)	—
Change in subsidiary tax status	9,792	—
Other, net	(395)	(120)
Income tax expense	$100,572	$136,592

Effective April 1, 2012, Starz Media filed an election to convert itself from a limited liability company (“LLC”) treated as a corporation to a partnership for U.S. federal and state income tax purposes. As a result of the conversion, the Company recognized a capital loss on the deemed liquidation of Starz Media. Based on the relevant accounting literature, the Company had not previously recorded a benefit for the tax basis in the stock of Starz Media. The capital loss of $101.3 million (as tax effected) is being carried forward and is recorded as a long term deferred tax asset. The Company does not believe that it is more likely than not that it would be able to generate any capital gains to utilize any of this capital loss carryforward as a stand-alone taxpayer and as such, has recorded a full valuation allowance against this capital loss.

In addition, under current U.S. federal and state tax law, LLC’s treated as partnerships are not subject to income tax at the entity level. As such, the election to convert Starz Media to partnership treatment for income tax purposes resulted in the reversal of deferred tax assets related to Starz Media’s deductible temporary differences of $16.9 million and the reversal of a valuation allowance offsetting these deferred tax assets of $16.9 million. Also, a deferred tax asset of $7.1 million was recorded for the difference between the book basis and the tax basis of the Company’s investment in Starz Media as of April 1, 2012.

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 6—Income Taxes(Continued)

The tax effects of temporary differences and loss carryforwards that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 2012 and December 31, 2011 are presented below (in thousands):

	September 30, 2012	December 31, 2011
Deferred tax assets:
Tax loss and credit carryforwards	$156,398	$56,682
Allowance for doubtful accounts	173	14,216
Accrued stock compensation	7,359	19,301
Investments	16,692	6,747
Other future deductible amounts	7,503	12,124
Deferred tax assets	188,125	109,070
Valuation allowance	(156,398)	(78,141)
Deferred tax assets, net	31,727	30,929
Deferred tax liability:
Property and equipment	(17,529)	(23,070)
Intangible assets	(5,757)	(8,053)
Other future taxable amounts	(7,708)	—
Deferred tax liabilities	(30,994)	(31,123)
Net deferred tax assets (liabilities)	$733	$(194)

Note 7—Commitments and Contingencies

Programming Rights

The Company has entered into an exclusive long-term licensing agreement for theatrically released films in the United States from the Walt Disney Company (“Disney”) studios through 2015. The agreement provides the Company with exclusive pay TV rights to exhibit qualifying theatrically released live-action and animated feature films from Walt Disney Pictures, Walt Disney Animation Studios, Disney-Pixar, Touchstone Pictures, Marvel Entertainment and Hollywood Pictures labels. Theatrically released films from DreamWorks Studios and Miramax Films are not licensed to the Company under the agreement. In addition, the Company is obligated to pay programming fees for all qualifying films that are released theatrically in the United States by Sony Pictures Entertainment Inc.’s Columbia Pictures, Screen Gems and Sony Pictures Classics (“Sony”) through 2016, subject to certain limitations. The programming fees to be paid by the Company to Disney and Sony are based on the quantity and domestic theatrical exhibition receipts of qualifying films. The Company has also entered into agreements with a number of other motion picture producers and is obligated to pay fees for the rights to exhibit certain films that are released by these producers.

The unpaid balance for film rights related to films that were available for exhibition at September 30, 2012 is reflected in accrued liabilities and in other liabilities in the accompanying

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 7—Commitments and Contingencies (Continued)

condensed consolidated balance sheets. As of September 30, 2012, such liabilities aggregated approximately $70.5 million and are payable as follows: $63.7 million in 2012 and $6.8 million in 2013.

Under the agreements with Disney and Sony, the Company is obligated to pay fees for the rights to exhibit films that have been released theatrically, but are not available for exhibition by the Company until some future date. In addition, the Company has agreed to pay Sony (i) a total of $95.0 million in two equal annual installments in 2013 and 2014, and (ii) a total of $120 million in three equal annual installments beginning in 2015. The estimated amounts payable under the Company’s programming license agreements, including the Disney and Sony agreements, which have not been accrued as of September 30, 2012, are as follows: $30.2 million in 2012; $359.7 million in 2013; $73.7 million in 2014; $58.9 million in 2015; $51.5 million in 2016 and $58.2 million thereafter.

The Company is also obligated to pay fees for films that have not yet been released in theatres by Disney and Sony. The Company is unable to estimate the amounts to be paid for films that have not yet been released in theatres; however, such amounts are expected to be significant.

Total amortization of program rights was $473.3 million and $454.2 million for the nine months ended September 30, 2012 and 2011, respectively. These amounts are included in programming costs in the accompanying condensed consolidated statements of operations.

Guarantees

Canada Co. entered into an agreement with the Ontario government whereby Canada Co. is eligible to receive funds under the Canadian Next Generation of Jobs Fund Grant (“NGOJF”) through the termination date of March 31, 2014. Starz Entertainment entered into a guarantee for any amounts owed to the Ontario government under the grant if Canada Co. does not meet its obligations. The maximum amount of the grant available and the guarantee is $23.0 million. The Ontario government can demand payment from Starz Entertainment if Canada Co. does not perform any of its obligations. The maximum potential amount payable under the guarantee is $10.5 million at September 30, 2012 and the Company has accrued $8.4 million related to this guarantee in accrued liabilities in the accompanying condensed consolidated balance sheet as of September 30, 2012.

As discussed in Note 2, the Company sold its controlling interest in Canada Co. on March 3, 2011. The terms of the guarantee have not changed.

Starz Entertainment is the guarantor on two noncancelable operating leases in which an affiliate within each of the Starz Distribution and Starz Animation businesses is the tenant. The maximum potential amount payable under these guarantees is $14.1 million at September 30, 2012. Starz Entertainment does not currently expect to have to perform under these obligations. The leases expire in 2014 and 2016.

Legal Proceedings

On March 9, 2011, the Company notified DISH Network L.L.C. (“DISH”) that it breached its affiliation agreement with the Company by providing a free preview for one year of eight of the Starz and Encore channels to a substantial number of DISH customers without the Company’s written

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 7—Commitments and Contingencies (Continued)

approval. On May 3, 2011, the Company filed a lawsuit against DISH in Douglas County, Colorado District Court, 18th Judicial District, alleging that DISH breached its affiliation agreement with the Company in connection with such free preview. On May 2, 2011, Disney Enterprises, Inc. filed a lawsuit against DISH in connection with the same free preview in U.S. District Court for the Southern District of New York. In addition, on July 19, 2011, FX Networks filed a separate lawsuit against DISH and the Company in connection with the same free preview in Los Angeles County, California Superior Court. DISH filed a counterclaim against the Company in the first lawsuit, seeking indemnification from the Company against Disney Enterprises, Inc. in the second lawsuit and against FX Networks in the third lawsuit. The first lawsuit by the Company against DISH is expected to go to trial in April 2013. The third lawsuit by FX Networks is presently stayed and is tentatively set for trial in April 2013. The resolution of these matters and its potential impact on the Company is uncertain at this time.

In the normal course of business, the Company is subject to lawsuits and other claims. While it is not possible to predict the outcome of these matters, it is the opinion of management, based upon consultation with legal counsel, that the ultimate disposition of known proceedings, other than as discussed above, will not have a material adverse impact on our consolidated financial position, results of operations or liquidity.

Note 8—Information About Operating Segments

The Company is primarily engaged in video programming and development, production, acquisition and distribution of entertainment content. The Company evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as Adjusted OIBDA. Adjusted OIBDA is defined as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses, advertising and marketing costs and general and administrative expenses. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate the operating segments and make decisions about allocating resources among the operating segments. The Company believes adjusted OIBDA is an important indicator of the operational strength and performance of its operating segments, including each operating segment’s ability to service debt and fund investment in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes long term incentive plan and stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income from continuing operations before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP. The Company generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

The Company’s reportable segments are strategic business units that offer different services. They are managed separately because each segment requires different technologies, content delivery methods and marketing strategies. The Company identifies its reportable segments as those operating segments that represent 10% or more of its consolidated annual revenue, annual Adjusted OIBDA or total

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 8—Information About Operating Segments (Continued)

assets. Starz Channels and Starz Distribution have been identified as reportable segments; however as the Company has only three operating segments, Starz Animation is also reported separately below.

Performance Measures (in thousands):

	Nine Months Ended September 30,
	2012	2011
Revenue:
Starz Channels	$960,994	$950,178
Starz Distribution	223,646	207,748
Starz Animation	31,567	32,895
Inter-segment eliminations	(7,711)	(9,367)
Total Revenue	$1,208,496	$1,181,454
Adjusted OIBDA:
Starz Channels	$326,292	$327,847
Starz Distribution	14,829	16,155
Starz Animation	(507)	(928)
Inter-segment eliminations	2,843	12,921
Total Adjusted OIBDA	$343,457	$355,995
Capitalized production and development spend:
Starz Channels	$106,005	$109,958
Starz Distribution	88,983	57,010
Starz Animation	—	—
Inter-segment eliminations	—	—
Total capitalized production and development spend	$194,988	$166,968

Other Information (in thousands):

	September 30, 2012	December 31, 2011
Total assets
Starz Channels	$2,227,526	$2,357,580
Starz Distribution	141,343	162,659
Starz Animation	2,546	5,320
Other unallocated assets (primarily cash, deferred taxes and other assets)	17,268	136,753
Inter-segment eliminations	(79,900)	(59,137)
Total assets	$2,308,783	$2,603,175

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 8—Information About Operating Segments (Continued)

The following table provides a reconciliation of Adjusted OIBDA to income from continuing operations before income taxes (in thousands):

	Nine Months Ended September 30,
	2012	2011
Consolidated Adjusted OIBDA	$343,457	$355,995
Long term incentive plan and stock compensation	(9,888)	(5,168)
Depreciation and amortization	(13,787)	(13,464)
Interest expense, net of amounts capitalized	(18,805)	(2,862)
Other income (expense), net	3,680	(4,821)
Income from continuing operations before income taxes	$304,657	$329,680

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information

As discussed in Note 1, Starz, LLC and Starz Finance Corp. co-issued the Senior Notes which are fully and unconditionally guaranteed by Starz Entertainment. Starz Media, Film Roman, LLC and other immaterial subsidiaries of the Company (“Starz Media and Other Businesses”) are not guarantors of the Senior Notes.

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

The following tables set forth the consolidating financial information of the Company, which includes the financial information of Starz Entertainment, the guarantor:

Condensed Consolidating Balance Sheet Information—As of September 30, 2012

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Assets
Current assets:
Cash and cash equivalents	$838,735	$1,051	$6,676	$—	$846,462
Restricted cash	—	—	12,932	—	12,932
Trade accounts receivable, net	212,260	—	28,108	(140)	240,228
Program rights	461,211	—	—	(1,762)	459,449
Deferred income taxes	181	660	—	—	841
Notes receivable from affiliates	59,073	—	—	(59,073)	—
Other current assets	19,229	—	15,893	—	35,122
Total current assets	1,590,689	1,711	63,609	(60,975)	1,595,034
Program rights	290,612	—	—	(5,386)	285,226
Property and equipment, net	91,192	—	1,117	—	92,309
Investment in films and television programs, net	105,108	—	54,364	—	159,472
Goodwill	131,760	—	—	—	131,760
Other assets, net	18,165	13,539	26,817	(13,539)	44,982
Investment in consolidated subsidiaries	—	1,743,744	—	(1,743,744)	—
Total assets	$2,227,526	$1,758,994	$145,907	$(1,823,644)	$2,308,783
Liabilities and Member’s Interest (Deficit) and Noncontrolling Interests
Current liabilities:
Current portion of debt	$4,070	$—	$—	$—	$4,070
Trade accounts payable	5,151	—	2,258	—	7,409
Accrued liabilities	141,264	2,247	96,419	(10,438)	229,492
Accrued compensation related to long term incentive plan	3,195	—	—	—	3,195
Notes payable due to affiliate	—	—	59,073	(59,073)	—
Due to (from) affiliates	225,165	(176,416)	(403)	(12,656)	35,690
Deferred revenue	19,932	—	10,963	(274)	30,621
Total current liabilities	398,777	(174,169)	168,310	(82,441)	310,477
Debt	536,728	505,000	—	(505,000)	536,728
Deferred income taxes	16,977	(23,947)	—	7,078	108
Other liabilities	4,744	—	9,733	(5,117)	9,360
Total liabilities	957,226	306,884	178,043	(585,480)	856,673
Member’s interest (deficit)	1,270,300	1,457,529	(32,015)	(1,238,285)	1,457,529
Noncontrolling interests in subsidiaries	—	(5,419)	(121)	121	(5,419)
Total member’s interest (deficit) and noncontrolling interests	1,270,300	1,452,110	(32,136)	(1,238,164)	1,452,110
Total liabilities and member’s interest (deficit) and noncontrolling interests	$2,227,526	$1,758,994	$145,907	$(1,823,644)	$2,308,783

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Balance Sheet Information—As of December 31, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Assets
Current assets:
Cash and cash equivalents	$965,400	$125,261	$9,226	$—	$1,099,887
Restricted cash	—	—	4,896	—	4,896
Trade accounts receivable, net	204,457	—	36,865	(296)	241,026
Program rights	446,995	—	—	(5,141)	441,854
Deferred income taxes	8,616	1,498	—	—	10,114
Notes receivable from affiliates	38,352	—	—	(38,352)	—
Other current assets	18,961	—	12,375	—	31,336
Total current assets	1,682,781	126,759	63,362	(43,789)	1,829,113
Program rights	325,473	—	—	(5,477)	319,996
Property and equipment, net	95,968	—	2,563	—	98,531
Investment in films and television programs, net	106,720	—	77,222	—	183,942
Goodwill	131,760	—	—	—	131,760
Other assets, net	14,878	9,938	24,888	(9,871)	39,833
Investment in consolidated subsidiaries	—	1,619,020	—	(1,619,020)	—
Total assets	$2,357,580	$1,755,717	$168,035	$(1,678,157)	$2,603,175
Liabilities and Member’s Interest (Deficit) and Noncontrolling Interests
Current liabilities:
Current portion of debt	$4,129	$—	$—	$—	$4,129
Trade accounts payable	6,509	—	2,181	—	8,690
Accrued liabilities	137,085	938	140,433	(8,160)	270,296
Accrued compensation related to long term incentive plan	33,854	—	—	—	33,854
Notes payable due to affiliate	—	—	38,352	(38,352)	—
Due to (from) affiliates	427,650	(377,255)	—	3,441	53,836
Deferred revenue	16,888	—	9,846	—	26,734
Total current liabilities	626,115	(376,317)	190,812	(43,071)	397,539
Accrued long term incentive plan	2,751	—	—	—	2,751
Debt	540,915	505,000	—	(505,000)	540,915
Deferred income taxes	28,473	(16,067)	—	(2,098)	10,308
Other liabilities	4,510	—	9,443	(5,392)	8,561
Total liabilities	1,202,764	112,616	200,255	(555,561)	960,074
Member’s interest (deficit)	1,154,816	1,651,484	(32,195)	(1,122,621)	1,651,484
Noncontrolling interests in subsidiaries	—	(8,383)	(25)	25	(8,383)
Total member’s interest (deficit) and noncontrolling interests	1,154,816	1,643,101	(32,220)	(1,122,596)	1,643,101
Total liabilities and member’s interest (deficit) and noncontrolling interests	$2,357,580	$1,755,717	$168,035	$(1,678,157)	$2,603,175

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statement of Operations Information—For the Nine Months Ended September 30, 2012

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Revenue:
Programming networks and other services	$985,039	$—	$101,388	$(11,303)	$1,075,124
Home video net sales	20,900	—	116,652	(4,180)	133,372
Total revenue	1,005,939	—	218,040	(15,483)	1,208,496
Costs and expenses:
Programming (including amortization)	509,524	—	—	(4,850)	504,674
Production and acquisition (including amortization)	18,831	—	98,641	145	117,617
Home video cost of sales	10,765	—	33,676	(4,180)	40,261
Operating	14,281	—	34,036	(9,441)	38,876
Advertising and marketing	65,018	—	17,578	—	82,596
General and administrative	54,278	94	26,643	—	81,015
Stock compensation	9,009	—	879	—	9,888
Depreciation and amortization	9,487	—	4,300	—	13,787
Total costs and expenses	691,193	94	215,753	(18,326)	888,714
Operating income (loss)	314,746	(94)	2,287	2,843	319,782
Other income (expense):
Interest expense, net of amounts capitalized	(18,689)	(15,924)	(116)	15,924	(18,805)
Interest income (expense), related party	3,906	—	(3,906)	—	—
Share of earnings of consolidated subsidiaries	—	201,904	—	(201,904)	—
Other income (expense), net	2,735	974	(2,015)	1,986	3,680
Income (loss) from continuing operations before income taxes	302,698	186,860	(3,750)	(181,151)	304,657
Income tax benefit (expense)	(111,092)	17,225	600	(7,305)	(100,572)
Net income (loss)	191,606	204,085	(3,150)	(188,456)	204,085
Net loss (income) attributable to noncontrolling interests	—	(1,154)	96	(96)	(1,154)
Net income (loss) attributable to member	$191,606	$202,931	$(3,054)	$(188,552)	$202,931

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statement of Comprehensive Income (Loss) Information—For the Nine Months Ended September 30, 2012

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Net income (loss)	$191,606	$204,085	$(3,150)	$(188,456)	$204,085
Other comprehensive income, net of taxes:
Foreign currency translation adjustments	—	322	322	(322)	322
Other comprehensive income	—	322	322	(322)	322
Comprehensive income (loss)	191,606	204,407	(2,828)	(188,778)	204,407
Comprehensive loss (income) attributable to noncontrolling interests	—	(1,908)	96	(96)	(1,908)
Comprehensive income (loss) attributable to member	$191,606	$202,499	$(2,732)	$(188,874)	$202,499

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statement of Operations Information—For the Nine Months Ended September 30, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Revenue:
Programming networks and other services	$965,495	$—	$71,064	$(11,005)	$1,025,554
Home video net sales	20,223	—	139,722	(4,045)	155,900
Total revenue	985,718	—	210,786	(15,050)	1,181,454
Costs and expenses:
Programming (including amortization)	498,431	—	—	(16,544)	481,887
Production and acquisition (including amortization)	12,839	—	72,540	—	85,379
Home video cost of sales	11,129	—	36,046	(4,045)	43,130
Operating	13,749	—	35,542	(7,462)	41,829
Advertising and marketing	65,486	—	27,139	—	92,625
General and administrative	53,452	185	26,972	—	80,609
Long term incentive plan and stock compensation	4,826	—	342	—	5,168
Depreciation and amortization	9,306	—	4,158	—	13,464
Total costs and expenses	669,218	185	202,739	(28,051)	844,091
Operating income (loss)	316,500	(185)	8,047	13,001	337,363
Other income (expense):
Interest expense, net of amounts capitalized	(737)	—	(2,125)	—	(2,862)
Interest income (expense), related party	2,781	—	(2,781)	—	—
Share of earnings of consolidated subsidiaries	—	202,359	—	(202,359)	—
Other income (expense), net	(9,581)	7	705	4,048	(4,821)
Income from continuing operations before income taxes	308,963	202,181	3,846	(185,310)	329,680
Income tax expense	(115,671)	(13,512)	(1,101)	(6,308)	(136,592)
Income from continuing operations	193,292	188,669	2,745	(191,618)	193,088
Income (loss) from discontinued operations, net of income taxes	—	928	(4,419)	—	(3,491)
Net income (loss)	193,292	189,597	(1,674)	(191,618)	189,597
Net loss (income) attributable to noncontrolling interests	—	(98)	462	(462)	(98)
Net income (loss) attributable to member	$193,292	$189,499	$(1,212)	$(192,080)	$189,499

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statement of Comprehensive Income (Loss) Information—For the Nine Months Ended September 30, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Net income (loss)	$193,292	$189,597	$(1,674)	$(191,618)	$189,597
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments from continuing operations	—	2,472	2,472	(2,472)	2,472
Foreign currency translation adjustments from discontinued operations	—	(5,946)	(5,946)	5,946	(5,946)
Other comprehensive loss	—	(3,474)	(3,474)	3,474	(3,474)
Comprehensive income (loss)	193,292	186,123	(5,148)	(188,144)	186,123
Comprehensive loss (income) attributable to noncontrolling interests	—	(80)	462	(462)	(80)
Comprehensive income (loss) attributable to member	$193,292	$186,043	$(4,686)	$(188,606)	$186,043

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statement of Cash Flows’ Information—For the Nine Months Ended September 30, 2012

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Operating activities:
Net income (loss)	$191,606	$204,085	$(3,150)	$(188,456)	$204,085
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock compensation	9,009	—	879	—	9,888
Payments for long term incentive plan and restricted stock	(33,410)	—	—	—	(33,410)
Amortization of program rights	478,101	—	—	(4,850)	473,251
Amortization of investment in films and television programs	15,331	—	71,411	—	86,742
Depreciation and amortization	9,487	—	4,300	—	13,787
Share of earnings of consolidated subsidiaries	—	(201,904)	—	201,904	—
Deferred income taxes	(3,947)	(8,495)	—	9,177	(3,265)
Other non-cash items	13,315	4,406	(1,833)	(15,011)	877
Changes in assets and liabilities:
Restricted cash	—	—	(8,036)	—	(8,036)
Trade accounts receivable	(7,134)	—	14,072	(156)	6,782
Program rights	(367,901)	—	—	1,520	(366,381)
Other current assets	7,133	—	(3,494)	—	3,639
Investment in films and television programs	(106,005)	—	(88,983)	—	(194,988)
Other assets	(455)	—	(8,114)	—	(8,569)
Trade accounts payable	(1,358)	—	77	—	(1,281)
Accrued liabilities	2,913	1,309	(3,217)	(2,418)	(1,413)
Due to / from affiliates	(19,598)	3,859	1,893	(1,710)	(15,556)
Deferred revenue	3,044	—	1,484	—	4,528
Other liabilities	488	—	(76)	—	412
Net cash provided by (used in) operating activities	190,619	3,260	(22,787)	—	171,092
Investing activities—purchases of property and equipment	$(7,751)	$—	$(119)	$—	$(7,870)

(Continued)

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statement of Cash Flows’ Information (Continued)—For the Nine Months Ended September 30, 2012

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Financing activities:
Borrowings of debt	$—	$500,000	$—	$—	$500,000
Payments of debt	(3,035)	(500,000)	—	—	(503,035)
Debt issuance costs	—	(8,007)	—	—	(8,007)
Distributions to parent	(100,000)	(300,000)	—	—	(400,000)
Distributions to parent related to stock compensation	(5,489)	—	(178)	—	(5,667)
Borrowings under notes payable to affiliate	(39,779)	—	39,779	—	—
Payments under notes payable to affiliate	19,064	—	(19,064)	—	—
Net advances to / from affiliates	(180,297)	180,537	(240)	—	—
Settlement of derivative instruments	3	—	—	—	3
Net cash provided by (used in) financing activities	(309,533)	(127,470)	20,297	—	(416,706)
Effect of exchange rate changes on cash and cash equivalents	—	—	59	—	59
Net decrease in cash and cash equivalents	(126,665)	(124,210)	(2,550)	—	(253,425)
Cash and cash equivalents:
Beginning of period	965,400	125,261	9,226	—	1,099,887
End of period	$838,735	$1,051	$6,676	$—	$846,462
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$1,820	$10,596	$109	$—	$12,525
Cash paid for income taxes	$122,150	$—	$4,432	$—	$126,582
Change in deferred tax assets due to sale of noncontrolling interest	$—	$2,209	$—	$—	$2,209

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statement of Cash Flows’ Information—For the Nine Months Ended September 30, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Operating activities:
Net income (loss)	$193,292	$189,597	$(1,674)	$(191,618)	$189,597
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from discontinued operations	—	—	3,491	—	3,491
Long term incentive plan and stock compensation	4,826	—	342	—	5,168
Payments for long term incentive plan	(6,947)	—	—	—	(6,947)
Amortization of program rights	470,759	—	—	(16,544)	454,215
Amortization of investment in films and television programs	11,362	—	57,277	—	68,639
Depreciation and amortization	9,306	—	4,158	—	13,464
Share of earnings of consolidated subsidiaries	—	(202,359)	—	202,359	—
Deferred income taxes	22,416	19,682	—	(3,621)	38,477
Other non-cash items	(803)	—	1,982	—	1,179
Changes in assets and liabilities:
Restricted cash	—	—	(12,561)	—	(12,561)
Trade accounts receivable	9,368	—	(16,990)	(5,887)	(13,509)
Program rights	(441,544)	—	—	9,116	(432,428)
Other current assets	(8,555)	—	1,716	—	(6,839)
Investment in films and television programs	(109,958)	—	(57,010)	—	(166,968)
Other assets	5,580	—	1,449	—	7,029
Trade accounts payable	(589)	—	(658)	—	(1,247)
Accrued liabilities	(6,481)	276	(4,645)	(4,037)	(14,887)
Due to / from affiliates	45,322	(8,407)	11,815	10,215	58,945
Deferred revenue	13,930	—	3,504	17	17,451
Other liabilities	241	—	1,127	—	1,368
Net cash provided by (used in) operating activities	211,525	(1,211)	(6,677)	—	203,637
Investing activities—purchases of property and equipment	$(3,359)	$—	$(133)	$—	$(3,492)

(Continued)

Starz, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

September 30, 2012

Note 9—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Condensed Consolidating Statement of Cash Flows’ Information (Continued)—For the Nine Months Ended September 30, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Financing activities:
Payments of debt	$(2,911)	$—	$(55,262)	$—	$(58,173)
Borrowings under notes payable to affiliate	(95,421)	—	95,421	—	—
Payments under notes payable to affiliate	21,556	—	(21,556)	—	—
Net advances to / from affiliates	906	—	(906)	—	—
Contribution from noncontrolling owner of subsidiary	—	3,000	—	—	3,000
Settlement of derivative instruments	—	—	(2,863)	—	(2,863)
Restricted cash	—	—	8,226	—	8,226
Net cash provided by (used in) financing activities	(75,870)	3,000	23,060	—	(49,810)
Effect of exchange rate changes on cash and cash equivalents	—	—	(22)	—	(22)
Discontinued operations:
Net cash used in operating activities	—	—	(2,283)	—	(2,283)
Net cash provided by financing activities	—	—	3,569	—	3,569
Effect of exchange rate changes on cash and cash equivalents held by discontinued operations	—	—	40	—	40
Cash held by discontinued operations upon sale	—	—	(3,144)	—	(3,144)
Change in available cash held by discontinued operations	—	—	1,818	—	1,818
Net cash provided by discontinued operations	—	—	—	—	—
Net increase in cash and cash equivalents	132,296	1,789	16,228	—	150,313
Cash and cash equivalents:
Beginning of period	306,157	—	9,495	—	315,652
End of period	$438,453	$1,789	$25,723	$—	$465,965
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$737	$—	$2,137	$—	$2,874
Cash paid for income taxes	$41,561	$—	$2,599	$—	$44,160
Change in deferred tax assets due to sale of noncontrolling interest	$—	$143,322	$—	$—	$143,322

Note 10—Subsequent Events

The Spin-Off, as described in Note 1, was completed on January 11, 2013. As contemplated by the Spin-Off, the Company distributed an additional $1,200.0 million to LMC on January 10, 2013, and such distributed cash was subsequently contributed to Liberty Spinco. The distribution was funded by a combination of cash on hand and borrowings under the senior secured revolving credit facility. Following the Spin-Off, Liberty Spinco and Starz operate independently, and neither have any stock ownership, beneficial or otherwise, in the other.

Report of Independent Registered Public Accounting Firm

The Member

Starz, LLC

We have audited the accompanying consolidated balance sheets of Starz, LLC and subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, cash flows, and member’s interest and noncontrolling interests for each of the years in the three-year period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Starz, LLC and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado

April 27, 2012, except as to note 13, which is as of October 23, 2012,

and except as to note 15, which is as of January 16, 2013

Starz, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2011 and 2010

(in thousands)

	2011	2010
Assets
Current assets:
Cash and cash equivalents	$1,099,887	$315,652
Restricted cash (Note 6)	4,896	8,226
Trade accounts receivable, net of allowances of $38,335 and $30,690	241,026	224,341
Program rights	441,854	411,166
Deferred income taxes (Note 10)	10,114	7,479
Other current assets	31,336	18,833
Assets of discontinued operations	—	14,511
Total current assets	1,829,113	1,000,208
Program rights	319,996	322,911
Property and equipment, net (Note 4)	98,531	104,717
Investment in films and television programs, net (Note 5)	183,942	120,701
Deferred income taxes (Note 10)	—	153,121
Goodwill (Note 12)	131,760	131,760
Other assets, net	39,833	30,617
Assets of discontinued operations	—	28,967
Total assets	$2,603,175	$1,893,002
Liabilities and Member’s Interest and Noncontrolling Interests
Current liabilities:
Current portion of debt (Note 6)	$4,129	$58,244
Trade accounts payable	8,690	7,698
Accrued liabilities (Notes 7 and 11)	270,296	183,716
Accrued compensation related to long term incentive plan (Note 9)	33,854	6,655
Due to affiliates (Note 8)	53,836	687
Deferred revenue	26,734	25,733
Liabilities of discontinued operations	—	13,248
Total current liabilities	397,539	295,981
Accrued long term incentive plan (Note 9)	2,751	37,458
Debt (Note 6)	540,915	40,970
Deferred income taxes (Note 10)	10,308	—
Other liabilities (Note 11)	8,561	8,306
Liabilities of discontinued operations	—	1,106
Total liabilities	960,074	383,821

Member’s interest	1,651,484	1,508,681
Noncontrolling interests in subsidiaries	(8,383)	500
Total member’s interest and noncontrolling interests	1,643,101	1,509,181
Commitments and contingencies (Note 11)
Total liabilities and member’s interest and noncontrolling interests	$2,603,175	$1,893,002

See accompanying notes to consolidated financial statements.

Starz, LLC and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2011, 2010 and 2009

(in thousands)

	2011	2010	2009
Revenue:
Programming networks and other services	$1,372,141	$1,380,349	$1,354,978
Home video net sales	241,892	224,988	167,619
Total revenue	1,614,033	1,605,337	1,522,597

Costs and expenses:
Programming costs (including amortization) (Note 11)	651,249	647,817	641,477
Production and acquisition costs (including amortization)	158,789	177,954	107,122
Home video cost of sales	62,440	69,815	63,296
Operating expenses	53,703	73,260	79,963
Advertising and marketing (Note 12)	132,183	175,417	229,335
General and administrative (Note 8)	106,081	125,421	121,792
Phantom stock appreciation rights, long term incentive plan and stock compensation (Note 9)	7,078	39,468	35,142
Depreciation and amortization	17,907	20,468	23,470
Total costs and expenses	1,189,430	1,329,620	1,301,597
Operating income	424,603	275,717	221,000

Other expense:
Interest expense, including amounts due to affiliate of none, $16,054 and $20,431, net of amounts capitalized (Notes 6 and 8)	(5,012)	(20,932)	(27,188)
Other expense, net	(3,505)	(542)	(4,719)
Income from continuing operations before income taxes	416,086	254,243	189,093
Income tax expense (Note 10)	(172,189)	(98,764)	(71,006)
Income from continuing operations	243,897	155,479	118,087
Income (loss) from discontinued operations (including loss on sale of $12,114 in 2011), net of income taxes (Note 3)	(7,486)	3,315	1,253
Net income	236,411	158,794	119,340
Net loss attributable to noncontrolling interests	3,273	—	—
Net income attributable to member	$239,684	$158,794	$119,340

See accompanying notes to consolidated financial statements.

Starz, LLC and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2011, 2010 and 2009

(in thousands)

	2011	2010	2009
Net income	$236,411	$158,794	$119,340

Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments from continuing operations	(529)	1,167	4,566
Foreign currency translation adjustments from discontinued operations	(5,946)	(1,172)	(2,958)
Other comprehensive income (loss)	(6,475)	(5)	1,608
Comprehensive income	229,936	158,789	120,948
Comprehensive loss attributable to noncontrolling interests	3,447	—	—
Comprehensive income attributable to member	$233,383	$158,789	$120,948

See accompanying notes to consolidated financial statements.

Starz, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2011, 2010 and 2009

(in thousands)

	2011	2010	2009
Operating activities:
Net income	$236,411	$158,794	$119,340
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	7,486	(3,315)	(1,253)
Phantom stock appreciation rights, long term incentive plan and stock compensation	7,078	39,468	35,142
Payments of phantom stock appreciation rights and long term incentive plan	(7,696)	(196,232)	(2,565)
Amortization of program rights	611,041	611,615	607,501
Amortization of investment in films and television programs	126,102	116,928	75,321
Depreciation and amortization	17,907	20,468	23,470
Noncash interest on debt due to affiliate	—	16,313	13,498
Deferred income taxes	37,023	52,954	18,999
Other non-cash items	11,014	2,808	5,775
Changes in assets and liabilities:
Restricted cash	(4,896)	—	—
Trade accounts receivable	(23,378)	4,338	32,052
Program rights	(554,341)	(532,566)	(552,220)
Investment in films and television programs	(213,655)	(117,035)	(140,792)
Other current assets	3,734	8,633	5,806
Other assets	(4,561)	(3,461)	1,527
Trade accounts payable	992	183	(2,777)
Accrued liabilities	2,610	12,066	(244)
Due to affiliates	89,271	(1,554)	97
Deferred revenue	6,716	5,675	(25,442)
Other liabilities	(885)	(4,941)	(1,159)
Net cash provided by operating activities	347,973	191,139	212,076
Investing activities—purchases of property and equipment	$(7,723)	$(7,099)	$(10,018)

(Continued)

Starz, LLC and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2011, 2010 and 2009

(in thousands)

	2011	2010	2009
Financing activities:
Borrowings of debt	$505,000	$129,343	$115,800
Payments of debt	(59,170)	(202,035)	(130,316)
Debt issuance costs	(10,191)	—	—
Borrowings under note payable due to affiliate	—	—	94,000
Payments of note payable due to affiliate	—	—	(72,173)
Contribution from affiliate	—	15,000	—
Contribution from noncontrolling owner of subsidiary	3,000	500	—
Distributions to affiliate	—	(75,221)	(65,993)
Settlement of derivative instruments	(2,863)	(6,301)	(6,920)
Restricted cash	8,226	10,300	(9,468)
Net cash provided by (used in) financing activities	444,002	(128,414)	(75,070)
Effect of exchange rate changes on cash and cash equivalents	(17)	59	243
Discontinued operations:
Net cash provided by (used in) operating activities	(2,283)	753	12,847
Net cash used in investing activities	—	(1,836)	(1,213)
Net cash provided by (used in) financing activities	3,569	(1,390)	6,664
Effect of exchange rate changes on cash and cash equivalents held by discontinued operations	40	85	92
Cash held by discontinued operations upon sale	(3,144)	—	—
Change in available cash held by discontinued operations	1,818	3,460	(4,723)
Net cash provided by discontinued operations	—	1,072	13,667
Net increase in cash and cash equivalents	784,235	56,757	140,898

Cash and cash equivalents:
Beginning of year	315,652	258,895	117,997
End of year	$1,099,887	$315,652	$258,895
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$2,679	$3,776	$13,092
Cash paid for income taxes	$44,793	$120,706	$117,694
Change in deferred tax assets due to sale of noncontrolling interest (Note 10)	$141,135	$—	$—
Contribution of notes receivable from affiliate (Note 8)	$—	$426,254	$—
Distribution of notes receivable to affiliate (Note 8)	$—	$489,134	$—

See accompanying notes to consolidated financial statements.

Starz, LLC and Subsidiaries

Consolidated Statements of Member’s Interest and Noncontrolling Interests

Years Ended December 31, 2011, 2010 and 2009

(in thousands)

	Member’s Interest	Notes Receivable From Affiliate	Noncontrolling Interests	Total
Balance at January 1, 2009	$1,414,943	$(489,134)	$—	$925,809

Net income	119,340	—	—	119,340
Other comprehensive income	1,608	—	—	1,608
Distributions to affiliate (Note 8)	(65,993)	—	—	(65,993)
Balance at December 31, 2009	1,469,898	(489,134)	—	980,764

Net income	158,794	—	—	158,794
Other comprehensive loss	(5)	—	—	(5)
Distributions to affiliate (Note 8)	(75,221)	—	—	(75,221)
Contribution of notes receivable from affiliate (Note 8)	426,254	—	—	426,254
Distribution of notes receivable to affiliate (Note 8)	(489,134)	489,134	—	—
Contribution from affiliate	15,000	—	—	15,000
Stock compensation	3,095	—	—	3,095
Contribution from noncontrolling owner of subsidiary	—	—	500	500
Balance at December 31, 2010	1,508,681	—	500	1,509,181

Net income (loss)	239,684	—	(3,273)	236,411
Other comprehensive loss	(6,301)	—	(174)	(6,475)
Contribution from affiliate (Note 8)	36,617	—	—	36,617
Change in deferred tax assets due to sale of noncontrolling interest (Note 10)	(141,135)	—	—	(141,135)
Stock compensation	5,352	—	150	5,502
Contribution from noncontrolling owner of subsidiary	—	—	3,000	3,000
Allocate member’s interest in deficit to noncontrolling interest	8,586	—	(8,586)	—
Balance at December 31, 2011	$1,651,484	$—	$(8,383)	$1,643,101

See accompanying notes to consolidated financial statements.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Note 1—Basis of Presentation and Description of Business

Starz, LLC (the “Company”) is a wholly-owned subsidiary of Liberty Media Corporation (“LMC”) (see Note 15 for subsequent events). The Company provides premium subscription video programming to United States multichannel video distributors, including cable operators, satellite television providers and telecommunications companies. The Company also develops, produces and acquires entertainment content and distributes this content to consumers in the United States and throughout the world.

On January 28, 2011, the Company sold a 25% interest in Starz Media Group, LLC (“Starz Media”), a previously wholly-owned subsidiary, to The Weinstein Company LLC (“TWC”) for cash consideration of $3.0 million.

In July 2010, the Company elected to shut down its majority-owned subsidiary Overture Films, LLC (“Overture Films”). Prior to its shut down, Overture Films produced, acquired and distributed motion pictures in theatres in the United States. Overture Films used third party distributors to distribute its films outside the United States to the extent it held rights to such films in international territories. Overture Films’ final three films were released theatrically during the fourth quarter of 2010. The Overture Films’ library of films was retained by the Company and will continue to be exploited.

The Company is managed and organized as follows:

Starz Channels

Starz Channels’ flagship premium networks are Starz and Encore. Starz, a first-run movie service, exhibits contemporary hit movies, original series, and documentaries. Encore airs first-run movies and classic contemporary movies. The Company’s third network, MoviePlex, offers a variety of library content, art house, independent films and classic movies. Starz and Encore, along with MoviePlex, air across 17 linear networks complemented by On Demand and Internet services. Starz Channels’ premium networks are offered by multichannel video distributors to their subscribers either on a fixed monthly price as part of a programming tier or package or on an à-la-carte basis.

Starz Distribution

Starz Distribution includes the Company’s Home Video, Digital Media and Worldwide Distribution businesses.

Home Video

The Company, through its majority-owned subsidiary Anchor Bay Entertainment, sells or rents DVDs (standard definition and Blu-ray™) under the Anchor Bay and Manga brands, in the United States, Canada, the United Kingdom, Australia and other international territories to the extent it has rights to such content in international territories. Anchor Bay develops and produces certain of its content and also acquires and licenses various titles from third parties. Anchor Bay also distributes other titles acquired or produced by the Company (including Overture Films’ titles and Starz Channels’ original programming content) and TWC’s titles. These titles are sold to and distributed by regional and national retailers and other distributors, including Wal-Mart, Target, Best Buy, Ingram Entertainment, Amazon and Netflix.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 1—Basis of Presentation and Description of Business (Continued)

Digital Media

Digital Media performs digital distribution, licensing, syndication, content and vendor partnerships for the Company’s owned content and content for which it has licensed digital ancillary rights (including Overture Films’ titles) in the United States and throughout the world to the extent it has rights to such content in international territories. Digital Media receives fees for such services from a wide array of partners and distributors. These range from traditional multichannel video distributors, Internet/mobile distributors, game developers/publishers and consumer electronics companies. Digital Media also distributes Starz Channel’s original programming content and TWC’s titles.

Worldwide Distribution

Worldwide Distribution (previously referred to as Television) exploits the Company’s owned content and content for which it has licensed ancillary rights (including Overture Films’ titles) on free or pay television in the United States and throughout the world on free or pay television and other media to the extent it has rights to such content in international territories. It also distributes Starz Channels’ original programming content.

Starz Animation

The Company, through its wholly-owned subsidiary Film Roman, develops and produces two-dimensional animated content on a for-hire basis for distribution theatrically and on television for various third party entertainment companies. See also Note 3—Discontinued Operations.

Note 2—Significant Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Starz, LLC and its majority-owned and controlled subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company considers amortization of program rights, the fair value of goodwill and any related impairment, the development of ultimate revenue estimates (as defined below under “Investment in Films and Television Programs”) associated with released films, the assessment of investment in films and television programs for impairment, valuation allowances associated with deferred income taxes and allowances for sales returns to be its most significant estimates. Actual results may differ from those estimates.

Prior Period Reclassifications

Certain prior period amounts have been reclassified for comparability with the 2011 presentation.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 2—Significant Accounting Policies (Continued)

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less when purchased and are carried at cost, which approximates market value. Cash and cash equivalents are invested at high credit quality financial institutions. Deposits generally exceed the Federal Deposit Insurance Corporation insurance limit.

Restricted Cash

Restricted cash currently includes amounts owed under the distribution agreement entered into with TWC (see Note 8). For the year ended December 31, 2010, restricted cash included proceeds related to the exploitation of films which were required to be utilized to repay outstanding borrowings under the Overture Facility (as defined in Note 6) and cash held in escrow for the payment of certain fees owed to a third party.

Allowance for Trade Receivables

The allowance for trade receivables represents estimated losses which may result from the inability of customers to make required payments on trade accounts receivable and for sales returns. Allowances are based on determinations of the likelihood of recoverability of trade accounts receivable based on past experience and current trends that are expected to continue.

Program Rights

The cost of program rights for films and television programs exhibited by Starz Channels are generally amortized on a film-by-film basis over the anticipated number of exhibitions. Starz Channels estimates the number of exhibitions based on the number of exhibitions allowed in the agreement and the expected usage of the content. Certain other program rights are amortized to expense using the straight-line method over the respective lives of the agreements. Starz Channels generally has rights to two separate windows under its output agreements. For films with multiple windows, the license fee is allocated between the first and second window based upon the proportionate estimated fair value of each window with the majority of the cost allocated to the first window. Considerable management judgment is necessary to estimate the fair value of each window.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 2 to 15 years for support and distribution equipment, 4 to 10 years for furniture, fixtures and other assets and 40 years for the Company’s corporate office building.

Property and equipment is reviewed for impairment when an event or change in circumstances indicates that the asset may be impaired. If the carrying value of the asset is determined to not be recoverable and is greater than its fair value, then an impairment charge is recognized. The charge consists of the amount by which the carrying value of the asset exceeds its fair value. Fair value is estimated by considering sale prices for similar assets or by discounting estimated future cash flows

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 2—Significant Accounting Policies (Continued)

from such asset using an appropriate discount rate. Considerable management judgment is necessary to determine recoverability and to estimate the fair value of property and equipment.

Investment in Films and Television Programs

Investment in films and television programs generally includes the cost of completed films, television programs and original productions which have been produced by Starz or for which Starz has acquired distribution rights, as well as the cost of films, television programs or original productions in production, pre-production and development. Capitalized costs include production costs, including labor, goods and services, interest and allocable overhead, acquisition of distribution rights (including cash advances paid to TWC for TWC’s theatrical releases under the terms of an Anchor Bay distribution agreement—see Note 8), acquisition of story rights and the development of stories less the license fee for original productions, which have aired on the Starz linear channels on demand or on the Internet. Starz allocates the cost of its original productions between the license fee for pay television and the ancillary revenue markets (e.g. home video, digital platforms, international television, etc.) based on the estimated relative fair values of these markets. The license fee associated with original productions is reclassified to program rights when the program is aired. Investment in films and television programs is amortized using the individual-film-forecast method, whereby the costs are charged to expense and royalty, participation and residual costs are accrued based on the proportion that current revenue from the films, television programs and original productions bears to an estimate of the remaining unrecognized ultimate revenue. Ultimate revenue estimates do not exceed ten years following the date of initial release or from the date of delivery of the first episode for episodic television series. Estimates of ultimate revenue involve uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.

Investment in films and television programs in development or pre-production is periodically reviewed to determine whether they will ultimately be used in the production of a film or television program. Costs of films, television programs and original productions in development or pre-production are charged to expense when a project is abandoned, or generally if the film, television program or original production has not been set for production within three years from the time of the first capitalized transaction.

Investment in films and television programs is reviewed for impairment on a title-by-title basis when an event or change in circumstances indicates that a film, television program or original production may be impaired. The estimated fair value for each title is determined using the discounted estimated future cash flow of each title. If the estimated fair value of a film, television program or original production is less than its unamortized cost, the excess of unamortized cost over the estimated fair value is charged to expense. Considerable management judgment is necessary to estimate the fair value of investment in films and television programs.

Goodwill

Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified assets acquired. Goodwill is reviewed for impairment annually, at December 31, or more frequently if indicators of potential impairment exist. As discussed below, in

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 2—Significant Accounting Policies (Continued)

Recent Accounting Pronouncements, the Company adopted the recent accounting guidance relating to annual assessments of recoverability of goodwill and utilized a qualitative assessment for determining whether step one of the goodwill impairment analysis was necessary. In evaluating goodwill on a qualitative basis, the Company considered whether there were any negative macroeconomic conditions, industry specific conditions, market changes, increased competition, increased costs in doing business, management challenges, the legal environment and how these factors might impact the company specific performance in future periods.

If step one is necessary, the fair value of each reporting unit in which goodwill resides is compared to its carrying value. Fair value is estimated by considering sale prices for similar assets or by discounting estimated future cash flows from such asset using an appropriate discount rate. For reporting units whose carrying value exceeds the fair value, a second test is required to measure the impairment loss. In the second test, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit with any residual value being allocated to goodwill. The difference between such allocated amount and the carrying value of the goodwill is recorded as an impairment charge. Considerable management judgment is necessary to estimate the fair value of each reporting unit.

Revenue Recognition

Programming revenue is recognized in the period during which programming is provided, pursuant to affiliation agreements. If an affiliation agreement has expired, revenue is recognized based on the terms of the expired agreement or the actual payment from the distributor, whichever is less. Payments to distributors for marketing support costs for which the Company does not receive a direct benefit are recorded as a reduction of the corresponding revenue. Certain sales incentives, including discounts and rebates, provided to distributors are accounted for as a reduction of revenue and are not significant.

Revenue generated from the sale of DVDs is recognized, net of an allowance for estimated sales returns, on the later of the estimated receipt of the product by the customer or after any restrictions on sale lapse. At the time of the initial sale, the Company also records a provision, based on historical trends and practices, to reduce revenue for discounts and rebates provided to customers related to the sale of DVDs.

Revenue from digital and television licensing is recognized when the film or program is complete in accordance with the terms of the arrangement, and is available for exploitation. In the event that a licensee pays the Company a nonrefundable minimum guarantee at or prior to the beginning of a license term, the Company records this amount as deferred revenue until all of the criteria for recognition are met.

The Company recognizes revenue and related production costs related to animation services provided to customers under contract generally based on the percentage that costs incurred-to-date bear to estimated total costs to complete based upon the most recent information. Revenue recognized is proportional to the work performed-to-date under the contracts.

Revenue from the theatrical release of feature films is recognized at the time of exhibition based on the Company’s participation in box office receipts.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 2—Significant Accounting Policies (Continued)

Advertising and Marketing

Advertising and marketing costs are expensed as incurred. Certain of the Company’s affiliation agreements require the Company to provide marketing support to the distributor based upon certain criteria, which are dependent on future events. Marketing support is mutually beneficial and generally cooperative advertising and marketing between the Company and its distributors. Marketing support is recorded as an expense and not a reduction of revenue when the Company has received a direct benefit and the fair value of such benefit is determinable.

Stock-Based and Other Long-term Compensation

The Company measures the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the award). The Company measures the cost of employee services received in exchange for an award of liability instruments based on the current fair value of the award and re-measures the fair value of the award at each reporting date.

Certain current and former employees of the Company hold awards granted under the Overture Films, LLC 2006 Long-term Incentive Plan (the “Overture LTIP”). Because Overture is a privately held enterprise, the Company utilized a probability-weighted expected return method to determine the fair value of the awards and corresponding compensation expense under the Overture LTIP. The estimated value per unit was estimated based upon an analysis of probability- weighted net present values of future returns, considering each of the various future outcomes.

Income Taxes

The Company and the majority of its wholly-owned subsidiaries are limited liability companies that are classified for U.S. federal income tax purposes as entities which are disregarded as separate from LMC. The Company is included in LMC’s consolidated federal and state income tax returns. As a result of the sale of 25% of Starz Media to TWC, Starz Media is no longer consolidated for federal income tax purposes and is no longer consolidated in certain states for state income tax purposes with LMC and is now a separate taxpayer for federal purposes and in certain states. Starz Media is treated as a corporation for federal and state income tax purposes.

The income tax provision included in these consolidated financial statements has been prepared as if the Company was a stand-alone federal and state taxpayer. Accordingly, the Company has applied the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value amounts and income tax bases of assets and liabilities and the expected benefits of utilizing net operating loss and tax credit carryforwards. The deferred tax assets and liabilities are calculated using enacted tax rates in effect for each taxing jurisdiction in which the Company operates for the year in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are then reduced by a valuation allowance if the Company believes it more likely than not that such net deferred tax assets will not be realized.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 2—Significant Accounting Policies (Continued)

Collaborative Arrangements

As part of its production and acquisition activities, the Company has entered into collaborative arrangements. A collaborative arrangement is a contractual arrangement that involves a joint operating activity. These arrangements involve two (or more) parties who are both (a) active participants in the activity and (b) exposed to significant risks and rewards dependent on the commercial success of the activity. A collaborative arrangement may provide that one participant has sole or primary responsibility for certain activities or that two or more participants have shared responsibility for certain activities. The Company records revenue and costs on a gross basis for activities for which it has been determined to be the principal and records revenue and costs on a net basis for activities for which it has been determined to be the agent. Payments made to other participants are recorded as participation expense within production and acquisition costs in the accompanying consolidated statements of operations.

Derivative Instruments and Hedging Activities

All derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income (loss) and are recognized in the statement of operations when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, restricted cash, trade accounts receivable, trade accounts payable, accrued liabilities and due to affiliates approximates fair value, due to their short maturity. See Note 6 for information concerning the fair value of the Company’s debt instruments.

Foreign Currency Translation

The functional currency of the Company is the United States (“U.S.”) dollar. The functional currency of the Company’s foreign operations is the applicable local currency for each foreign subsidiary. Assets and liabilities of foreign subsidiaries are translated at the spot rate in effect at the applicable reporting date and the related statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is the only component of accumulated other comprehensive income (loss) in member’s interest and noncontrolling interests and the consolidated statements of comprehensive income.

Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in gains and losses which are reflected in the accompanying consolidated statements of operations as unrealized (based on the applicable period-end exchange rate) or realized upon settlement of the transactions.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 2—Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board amended the Accounting Standards Codification as summarized in Accounting Standards Update (“ASU”) 2011-08—Intangibles—Goodwill and Other (Topic 350). ASU 2011-08 allows entities to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permissible. The Company adopted ASU 2011-08 for the year ended December 31, 2011 and evaluated goodwill on a qualitative basis. The Company does not believe that the qualitative analysis versus immediately performing a step one test had any impact on its consolidated financial statements.

Note 3—Discontinued Operations

On March 3, 2011, the Company completed the sale of 92.5% of Starz Media Canada Co. (“Canada Co.”), located in Toronto, Ontario, to a Canadian investor group and recognized a loss on the sale of $12.1 million, before a tax benefit of $3.9 million. Subsequent to the sale, the Company maintains a 7.5% ownership interest, but does not have significant involvement with the ongoing operations of Canada Co. Canada Co. develops and produces three- dimensional animated content on a for-hire basis.

The summarized statements of operations of Canada Co. for the years ended December 31, 2011, 2010 and 2009 included in discontinued operations in the consolidated statements of operations are as follows:

	For the Years Ended December 31,
	2011	2010	2009
Revenue	$1,354	$20,623	$17,888
Operating expenses	(1,513)	(12,182)	(13,422)
Advertising and marketing	(2)	(103)	(89)
General and administrative	(114)	(1,102)	—
Depreciation	(447)	(1,773)	(2,144)
Operating income (loss)	(722)	5,463	2,233
Other income (expense)	(61)	(274)	(215)
Income (loss) before income taxes	(783)	5,189	2,018
Income tax benefit (expense)	1,500	(1,874)	(765)
Net income	$717	$3,315	$1,253

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 4—Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	December 31,
	2011	2010
Building and support equipment	$139,368	$133,718
Distribution equipment	95,423	94,802
Furniture, fixtures and other	15,115	15,360
	249,906	243,880
Less accumulated depreciation	(151,375)	(139,163)
	$98,531	$104,717

The cost of satellite transponders under capital leases included in distribution equipment was $60.5 million as of December 31, 2011, and 2010, respectively. Accumulated depreciation for these transponders was $27.7 million and $23.7 million at December 31, 2011 and 2010, respectively.

Note 5—Investment in Films and Television Programs, Net

Investment in films and television programs, net consists of the following (in thousands):

	December 31,
	2011	2010
Film costs—theatrical:
Released, less amortization	$11,876	$25,349
Film costs—television and DVD:
Released, less amortization	67,912	32,564
Completed, but not released	7,283	11,341
In production	91,570	50,182
Development and pre-production	5,301	1,265
	$183,942	$120,701

Approximately 81% of the unamortized film costs (theatrical, television and DVD) for released films of $79.8 million at December 31, 2011 are expected to be amortized within three years. Approximately $44.8 million of the costs of Released and Completed, but not released films of $87.1 million at December 31, 2011 are expected to be amortized during the next twelve months. As a result of changes in ultimate revenue estimates, the Company recognized impairments of investment in films and television programs totaling $12.9 million, $46.6 million and $15.7 million for the years ended December 31, 2011, 2010 and 2009, respectively. Such impairments are included in production and acquisition costs in the consolidated statements of operations.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 6—Debt

Debt consists of the following (in thousands):

	December 31,
	2011	2010
Senior Secured Credit Facilities(a)	$505,000	$—
Transponder capital leases(b)	40,044	43,951
Overture Facility(c)	—	54,171
Other(d)	—	1,092
Total debt	545,044	99,214
Less current portion of debt	(4,129)	(58,244)
Debt	$540,915	$40,970

(a)         On November 16, 2011, the Company entered into a credit agreement that provides a $1,000 million revolving credit facility, with a $50 million sub-limit for standby letters of credit, and $500.0 million of term loans (the “Senior Secured Credit Facilities”). At closing, the Company borrowed $500 million under the term loan facility and $5 million under the revolving credit facility. The term loans are scheduled to mature $25 million in 2013, $25 million in 2014, $50 million in 2015 and the remainder on November 16, 2016.

Interest on each loan under the Senior Secured Credit Facilities is payable at either an alternate base rate or LIBOR at the Company’s election. Borrowings that are alternate base rate loans will bear interest at a per annum rate equal to the alternate base rate plus a margin that varies between 0.75% and 1.75% depending on the Company’s consolidated leverage ratio, as defined in the Senior Secured Credit Facilities. The alternate base rate is the highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 1/2 of 1% or (c) LIBOR for a one-month interest period plus 1%. Borrowings that are LIBOR loans will bear interest at a per annum rate equal to the applicable LIBOR plus a margin that varies between 1.75% and 2.75% depending on the Company’s consolidated leverage ratio.

As of December 31, 2011, the following borrowings and related LIBOR interest rates were outstanding under the Senior Secured Credit Facilities (dollars in thousands):

	Interest Rate	Loan Amount
LIBOR period:
December 2011 - January 2012	2.5346%	$500,000
December 2011 - January 2012	2.5346%	5,000
		$505,000

(b)         The Company has entered into capital lease agreements for its transponder capacity. The agreements expire during 2018 to 2021 and have an imputed annual interest rate of 5.5%.

(c)          On January 2, 2008, Overture Films entered into a $225.0 million, five year and three month senior secured revolving credit facility (the “Overture Facility”). The Overture

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 6—Debt (Continued)

Facility was amended effective September 15, 2010 and in April 2011, the Overture Facility was terminated and the principal and interest was paid in full.

Overture Films used the facility to fund a portion of production and distribution costs of qualifying feature-length, theatrical motion pictures and certain working capital requirements. Proceeds received by Overture Films related to the exploitation of the feature length films generally were required to be utilized to repay borrowings under the Overture Facility. As of December 31, 2010, $7.5 million of such proceeds are included in restricted cash.

Interest on each loan under the Overture Facility was payable at either an Alternate Base Rate plus 1.00% per annum or at LIBOR plus 2.00% per annum, at the option of Overture Films. As defined in the Overture Facility, the Alternate Base Rate was the greater of the Prime Rate, Base Certificate of Deposit Rate plus 1%, or the Federal Funds Effective Rate plus 0.5%.

Overture Films entered into an interest rate swap arrangement effective July 1, 2008 to mitigate the risk associated with future interest payments on the Overture Facility. This swap arrangement provided for Overture Films to make fixed monthly payments at an annual rate of 3.77% and to receive variable monthly payments at a one month USD-LIBOR rate, each on notional amounts that range from $25.0 million up to a maximum amount of $125.0 million. Such swap was not designated as a hedge. In connection with the termination of the Overture Facility, this interest rate swap arrangement was terminated in April 2011 at a cost of $1.2 million. The Company recognized a loss in other expense, net of $1.2 million, $1.7 million and $2.3 million for the years ended December 31, 2011, 2010 and 2009, respectively, related to this interest rate swap based on changes in the fair value of the swap.

(d)         Other debt consisted of a leasehold improvement loan which was repaid in full in 2011.

Debt maturities for the next five years and thereafter are as follows (in thousands):

2012	$6,228
2013	31,228
2014	31,228
2015	56,228
2016	411,228
Thereafter	18,574
Total minimum payments	554,714
Less: amounts representing interest	(9,670)
Present value of debt payments	545,044
Less: current portion of debt obligations	(4,129)
Long-term portion of debt obligations	$540,915

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 6—Debt (Continued)

The Company believes the fair value of debt approximates its carrying value as of December 31, 2011 due to its variable rate nature and the Company’s stable credit spread.

Amounts totaling $2.0 million, $2.0 million and $1.8 million in interest costs have been capitalized as investment in films and television programs during the years ended December 31, 2011, 2010 and 2009, respectively.

Note 7—Accrued Liabilities

Accrued liabilities consist of the following (in thousands):

	December 31,
	2011	2010
Royalties, residuals and participations	$46,692	$51,238
Royalties, residuals and participations payable to TWC	56,201	—
Program rights payable	65,600	49,900
Advertising and marketing	39,381	34,037
Payroll and related costs	22,380	24,165
Other	40,042	24,376
	$270,296	$183,716

Approximately 70% of accrued royalties, participations and residuals of $46.7 million at December 31, 2011 are expected to be paid during the next twelve months.

Note 8—Related Party Transactions

Due to Affiliates

The Company participates in LMC’s employee benefit plans (medical, dental, life insurance, 401(k), etc.). Charges from LMC related to these benefits and other miscellaneous charges are included in general and administrative expenses in the accompanying consolidated statements of operations and aggregated $12.4 million, $12.8 million and $13.3 million for the years ended December 31, 2011, 2010 and 2009, respectively. Such amounts are invoiced by LMC on a monthly basis and are due upon receipt of the invoice by the Company. Amounts due to affiliate for such charges total $3.6 million and $0.7 million as of December 31, 2011 and 2010, respectively.

Due to affiliates at December 31, 2011 also includes $50.2 million for amounts owed to LMC for income tax obligations.

Contributions from (Distributions to) Affiliate

The Company is a single member LLC, which is treated as an entity that is disregarded as being separate from LMC for U.S.federal income tax purposes. As such, the Company is included in the consolidated federal and state income tax returns of LMC. Prior to 2011, the Company’s subsidiary Starz Media was subject to a separate tax sharing agreement with LMC. As a result, the tax benefits of losses generated by Starz Media were not included in the calculation of the Company’s tax obligation

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 8—Related Party Transactions (Continued)

to LMC. Accordingly, the Company’s tax payments to LMC prior to 2011 were in excess of what the Company’s consolidated tax obligation would have been if Starz Media was included in the tax calculation and such excess payments are reflected as distributions to affiliate in the accompanying consolidated statements of cash flows and consolidated statements of member’s interest and noncontrolling interests.

As a result of the sale of the 25% interest to TWC in January 2011, Starz Media is now a separate taxpayer for federal purposes and in certain states. During the year ended December 31, 2011, the Company’s tax liability to LMC was reduced by $36.6 million due to the overpayment of 2010 tax sharing obligations which were treated as a distribution to affiliate in 2010. Such reduction is reflected as a contribution from affiliate in the accompanying consolidated statement of member’s interest and noncontrolling interests.

During 2006, the Company entered into two notes receivable totaling $489.1 million with Liberty Media LLC, a wholly-owned subsidiary of LMC. Such notes were classified in member’s interest. The Company distributed the notes receivable to Liberty Media LLC on September 30, 2010 in connection with a corporate reorganization. The Company did not recognize interest on the notes receivable.

Note Payable due to Affiliate

On December 28, 2006, Starz Media, LLC, a wholly-owned subsidiary of Starz Media, entered into a note agreement with Liberty Media LLC, a wholly-owned subsidiary of LMC, to fund the operating needs of Starz Media, LLC. Such note bears interest at a rate of LIBOR plus 4.0%. On September 30, 2010, Liberty Media LLC contributed its receivable under the note agreement to the Company in connection with a corporate reorganization. As such, the note is eliminated in consolidation effective September 30, 2010. See Note 6 for interest capitalized as investment in films and television programs. Such note agreement was cancelled on October 1, 2011.

On March 30, 2009, Starz Entertainment, LLC (“Starz Entertainment”), a direct wholly-owned subsidiary of the Company paid in full all outstanding principal and interest under a subordinated note payable to LMC. The note charged interest at a 3 month LIBOR plus 2.75%, compounded quarterly. Interest expense related to the LMC note payable was none, none and $0.5 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Mezzanine Debt due to Affiliate

On January 2, 2008, Overture Films entered into a $50.0 million, six year secured term credit facility (the “Overture Mezzanine Debt”) with Liberty Media LLC. The Overture Mezzanine Debt was used to fund certain costs and working capital associated with the production or acquisition of theatrical films. The Overture Mezzanine Debt, as amended, is subordinated to the Overture Facility. On September 30, 2010, Liberty Media LLC contributed its receivable under the Overture Mezzanine Debt to the Company in connection with a corporate restructuring. As such, the Overture Mezzanine Debt is eliminated in consolidation effective September 30, 2010. Interest on each loan under the Overture Mezzanine Debt is payable at LIBOR plus 10.00% per annum. See Note 6 for interest capitalized as investment in films and television programs.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 8—Related Party Transactions (Continued)

Related Party

As discussed previously, on January 28, 2011, the Company sold a 25% interest in Starz Media to TWC. In December 2010, Anchor Bay entered into a five-year license agreement with TWC for the distribution, by Home Video and Digital Media, of certain of TWC’s theatrical releases. The Company recognized participation expense of $72.1 million, which is included in production and acquisition costs in the accompanying statement of operations, for TWC’s share of the net proceeds under the license agreement, for the year ended December 31, 2011. The Company’s accrued advances payable to TWC totaled $56.2 million, which is included in accrued liabilities in the accompanying consolidated balance sheet, at December 31, 2011.

Note 9—Phantom Stock Appreciation Rights, Long Term Incentive Plan and Stock Options

PSARs—The Company had fully vested outstanding Phantom Stock Appreciations Rights (“PSAR”) held by its founder and former chief executive officer. Effective September 30, 2009, the founder and former chief executive officer elected to exercise all of his remaining PSARs. In December 2010, the Company paid $149.6 million in cash to settle the PSARs which was determined by a valuation process as described in the PSAR agreement. Prior to this valuation process, the value of the PSARs was based on the estimated fair value of Starz Entertainment, as adjusted for certain assets and liabilities as defined, utilizing a discounted cash flow model. The Company recognized none, $33.7 million and $4.7 million of compensation expense during the years ended December 31, 2011, 2010 and 2009, respectively, related to these PSARs.

Long Term Incentive Plan—The Company granted incentive units to certain officers and key employees (“Plan Participants”) under the 2006 long term incentive plan (“2006 LTIP”). Such grants vest over a period of four years. Compensation under the 2006 LTIP is computed based on the vested percentage of units granted and a formula based on a multiple of earnings before interest, taxes, depreciation and amortization, adjusted for certain net assets or liabilities of the Company, as defined. During 2010, the Company amended the LTIP to freeze the value of the 2006 LTIP units at the value calculated as of December 31, 2009. All amounts accrued under the 2006 LTIP are payable in cash, LMC common stock or a combination thereof at specified dates through 2013.

The Company recognized $0.2 million, $3.1 million and $32.5 million during the years ended December 31, 2011, 2010 and 2009, respectively of compensation expense related to the 2006 LTIP. During the years ended December 31, 2011 and 2010, the Company made payments of $7.7 million and $46.6 million, respectively, to certain Plan Participants under the 2006 LTIP. The Company has accrued $36.6 million as of December 31, 2011 related to the 2006 LTIP.

Stock Options—Pursuant to a LMC incentive plan, LMC has granted to certain of the Company’s employees Liberty Starz stock options and Liberty Starz restricted stock. In November 2011, LMC exchanged each share of outstanding Liberty Starz common stock for 0.88129 shares of Liberty Media Corporation’s Liberty Capital common stock (“LMCA”). The outstanding Liberty Starz restricted stock was also exchanged for LMCA restricted stock using the same ratio, and an adjustment was made to the strike price, as applicable, using the same ratio. The exchange of stock options and restricted stock was considered a modification of the previous award, however, the impact to compensation expense was not significant.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 9—Phantom Stock Appreciation Rights, Long Term Incentive Plan and Stock Options (Continued)

The Company recognized $6.9 million, $4.3 million and none during the years ended December 31, 2011, 2010 and 2009, respectively of compensation expense related to vested stock options and restricted stock. As of December 31, 2011, the total unrecognized compensation cost related to the unvested stock options and restricted stock was approximately $21.3 million. Such amount will be recognized in the Company’s consolidated statements of operations over a weighted average period of approximately three years.

The historical awards granted in 2011, 2010 and 2009 are summarized as follows:

	Options Granted	Weighted Average Grant-Date Fair Value
2011 Awards:
Stock options—LMCA	100,000	$32.60
Stock options—Series A Liberty Starz Common Stock	496,000	$21.36
Restricted stock—Series A Liberty Starz Common Stock	11,655	$77.52

2010 Awards:
Stock options—Series A Liberty Starz Common Stock	208,500	$16.17
Restricted stock—Series A Liberty Starz Common Stock	—	—

2009 Awards:
Stock options—Series A Liberty Starz Common Stock	600,000	$15.96
Restricted stock—Series A Liberty Starz Common Stock	100,000	$47.29

The 2011 and 2010 stock option awards vest quarterly over a 4 year period and have a term of 7 years. The 2009 stock option awards vest 50% on each of December 31, 2012 and 2013 and have a term of 10 years. The Company calculates the grant-date fair value for the stock options using the Black- Scholes Model. The expected term used in the Black-Scholes calculation was 4.40 years for the 2011 awards, 4.56 years for the 2010 awards and 6.75 years for the 2009 awards. The expected volatility was 31.9% for the Liberty Starz grants and 54.2% for the LMCA grants for the 2011 awards and 33.63% for the 2010 and 2009 awards. The expected volatility used in the calculation for the awards is based on the historical volatility of LMC’s Starz and Capital tracking stocks and the implied volatility of LMC’s publicly traded options. The Company uses a zero dividend rate as the Company has not historically declared dividends and a range of risk-free rates of 0.7% to 1.9% for the 2011 awards, 2.2% to 2.4% for the 2010 awards and 2.9% for the 2009 awards which are derived from U.S. Treasury Bonds with a term similar to that of the subject options. The grant-date fair value of the 2011 outstanding restricted shares of 11,655 was based on the market value of the Series A Liberty Starz common stock at the grant date of $77.52 per share. The grant-date fair value of the 2009 outstanding restricted shares of 100,000 was based on the market value of the Series A Liberty Starz common stock at the grant date of $47.29 per share. The 2011 grant of restricted shares vest annually over three years. The 2009 grant of restricted shares vest 50% on each of December 31, 2012 and 2013.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 9—Phantom Stock Appreciation Rights, Long Term Incentive Plan and Stock Options (Continued)

The following table presents the number and weighted average exercise price (“WAEP”) of the historical Liberty Starz stock options prior to the conversion in November 2011 to LMCA stock options:

	Options	WAEP
Outstanding at January 1, 2009	—	$—
Granted	600,000	$61.53
Exercised	—	$—
Forfeited	—	$—
Expired/cancelled	—	$—
Outstanding at December 31, 2009	600,000	$61.53
Granted	208,500	$51.04
Exercised	(3,310)	$51.03
Forfeited	(10,439)	$51.03
Expired/cancelled	—	$—
Outstanding at December 31, 2010	794,751	$59.41
Granted	496,000	$72.92
Exercised	(8,683)	$52.63
Forfeited	(31,626)	$64.78
Expired/cancelled	—	$—
Liberty Starz conversion to LMCA	(1,250,442)	$57.56
Outstanding at December 31, 2011	—	$—

The following table presents the number and WAEP of LMCA stock options after the conversion from Liberty Starz stock options in November 2011:

	Options	WAEP
Outstanding at December 31, 2010	—	$—
Liberty Starz conversion to LMCA	1,101,922	$65.31
Granted	100,000	$73.45
Exercised	(275)	$57.90
Forfeited	—	$—
Expired/cancelled	—	$—
Outstanding at December 31, 2011	1,201,647	$65.99
Exercisable at December 31, 2011	140,935	$71.44

At December 31, 2011 the weighted-average remaining contractual term of the outstanding options is 6.9 years and the exercisable options is 5.7 years.

Overture Long Term Incentive Plan—In November 2006, the Company established the Overture LTIP to provide long term compensation to secure loyal and continued services and promote

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 9—Phantom Stock Appreciation Rights, Long Term Incentive Plan and Stock Options (Continued)

profitability and efficiency within Overture Films. As previously noted, the Company ceased operations at Overture Films in July 2010. The Company has determined that the units have no value due to the valuation of Overture Films at the time it ceased operations and in the year ended December 31, 2010 eliminated the previously recorded liability of $1.6 million. The Company recognized credits to compensation expense related to the Overture LTIP of none, $1.6 million and $2.1 million during the years ended December 31, 2011, 2010 and 2009, respectively.

The awards granted under the Overture LTIP consist of units (percentage interests) that participate in the underlying value of Overture Films (if any) as of June 30, 2012 based on a calculation specified in the Overture LTIP. The awards qualify for liability treatment under GAAP as the awards may be settled, at the discretion of the Committee, in either cash or stock of Overture Films or stock of an affiliate of Overture Films as further defined in the Overture LTIP and the intention of the Company to settle these in cash. The value attributed to the awards was reviewed at each reporting date and the corresponding liability associated with the awards (if any) was adjusted.

The following table summarizes information about unit transactions of the Overture LTIP (dollars in thousands):

	Units	Fair Value
Outstanding at December 31, 2008	14.54	$9,694
Granted	—	$—
Forfeited	(0.30)	$55
Expired/cancelled	—	$—
Outstanding at December 31, 2009	14.24	$2,582
Granted	—	$—
Forfeited	—	$—
Expired/cancelled	—	$—
Outstanding at December 31, 2010	14.24	$—
Granted	—	$—
Forfeited	—	$—
Expired/cancelled	—	$—
Outstanding at December 31, 2011	14.24	$—
Exercisable at December 31, 2011	—	$—

Note 10—Income Taxes

The Company is a single member LLC, which is treated as a disregarded entity for U.S. federal income tax purposes. As such, it is included in the consolidated federal and state income tax returns of LMC. The income tax accounts and provision included in these consolidated financial statements have been prepared as if the Company was a stand-alone federal and state taxpayer.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 10—Income Taxes (Continued)

Income tax expense consists of the following (in thousands):

	Years ended December 31,
	2011	2010	2009
Current:
Federal	$122,505	$38,117	$43,184
State and local	10,018	2,715	6,191
Foreign	2,643	4,978	2,632
	135,166	45,810	52,007
Deferred:
Federal	34,423	48,590	17,620
State and local	2,600	4,364	1,379
	37,023	52,954	18,999
Income tax expense	$172,189	$98,764	$71,006

Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following (in thousands):

	Years ended December 31,
	2011	2010	2009
Computed expected tax expense	$145,630	$88,985	$66,182
State and local income taxes, net of federal income taxes	8,000	4,168	(1,059)
Foreign taxes, net of foreign tax credit	1,024	(563)	(381)
Disposal of consolidated subsidiary	—	—	(3,747)
Change in valuation allowance affecting tax expense	(223,992)	5,974	98,413
Expiration of capital loss	241,934	—	—
Reversal of tax contingency reserve	—	—	(88,550)
Other, net	(407)	200	148
Income tax expense	$172,189	$98,764	$71,006

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 10—Income Taxes (Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2011 and 2010 are presented below (in thousands):

	December 31,
	2011	2010
Deferred tax assets:
Tax loss and credit carryforwards	$56,682	$267,581
Goodwill and other intangible assets	—	137,713
Accrued stock compensation	19,301	19,788
Investments	6,747	8,989
Deferred revenue	1,588	2,672
Other future deductible amounts	24,752	10,946
Deferred tax assets	109,070	447,689
Valuation allowance	(78,141)	(267,581)
Deferred tax assets, net	30,929	180,108
Deferred tax liability:
Property and equipment	(23,070)	(19,508)
Intangible assets	(8,053)	—
Deferred tax liabilities	(31,123)	(19,508)
Net deferred tax assets (liabilities)	$(194)	$160,600

The Company’s ability to utilize its foreign income tax credit carryforwards is dependent on the Company generating foreign-source taxable income. Based on management’s assessment of projected foreign source taxable income and available tax planning strategies, the Company does not believe that it is more likely than not that it will utilize the foreign income tax credit carryforward deferred tax asset. As such, the Company has recorded a valuation allowance of $15.1 million and $17.8 million related to those credit carryforwards as of December 31, 2011 and 2010, respectively.

The Company has generated net operating losses in certain foreign and state jurisdictions in which the Company operates. Because the Company’s ability to utilize these losses is dependent on it generating future taxable income in these jurisdictions, the Company does not believe that it is more likely than not that it will utilize these losses. As such, the Company has recorded a valuation allowance of $5.9 million and $7.0 million related to those foreign and state net operating losses as of December 31, 2011 and 2010, respectively.

The Company has a capital loss carryforward deferred tax asset of $35.7 million and $242.8 million as of December 31, 2011 and 2010, respectively, that the Company does not believe that it is more likely than not that it will utilize. During the year ended December 31, 2011, the capital loss carryforward totaling $241.9 million related to the sale of a certain investment expired as the Company was unable to utilize such capital loss. As such, the Company has recorded a valuation allowance of $35.7 million and $242.8 million related to these capital loss carryforwards as of December 31, 2011 and 2010, respectively.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 10—Income Taxes (Continued)

As a result of the sale of 25% of Starz Media to TWC, Starz Media is no longer consolidated for federal income tax purposes and is no longer consolidated in certain states for state income tax purposes with Starz, LLC and is now a separate taxpayer for federal purposes and in certain states. Starz Media is treated as a corporation for federal and state income tax purposes. Starz Media has a deferred tax asset related to deductible temporary differences. Because Starz Media is now a separate taxpayer for federal purposes and in certain states, the Company does not believe that it is more likely than not that Starz Media will realize this deferred tax asset. As such, the Company recorded a valuation allowance of $21.5 million related to these deductible temporary differences during the year ended December 31, 2011.

During 2011, the Company decreased its valuation allowance by $189.4 million, the components of which are as follows (in thousands):

	Income Tax Expense	Member’s Interest	Other Comprehensive Income	Total
Foreign tax credits	$1,819	$(4,536)	$—	$(2,717)
Net operating losses—foreign and state	(1,122)	—	—	(1,122)
Expiration of capital loss	(241,934)	—	—	(241,934)
Capital loss carryforward	—	(870)	—	(870)
Capital loss carryforward due to sale of 25% of Starz Media	—	35,744	—	35,744
Deductible temporary differences	17,245	—	4,214	21,459
Total	$(223,992)	$30,338	$4,214	$(189,440)

The sale of the 25% interest in Starz Media resulted in net direct tax effects of $141.1 million which have been reflected as a reduction of member’s interest. These direct tax effects include a $141.1 million reduction to the net deferred tax assets of Starz Media, a $35.7 million increase to the capital loss carryforward deferred tax asset and a $35.7 million increase to the valuation allowance. The benefit of the tax basis in the remaining 75% interest in Starz Media has not been reflected in the Company’s deferred taxes because the Company does not currently expect to realize this tax basis in the foreseeable future.

Note 11—Commitments and Contingencies

Programming Rights

In March 2010, the Company entered into a new, exclusive long-term licensing agreement for theatrically released films from the Walt Disney Company (“Disney”) studios through 2015. The previous output agreement was set to run through 2012 releases. The new agreement provides the Company with exclusive pay TV rights to exhibit qualifying theatrically released live-action and animated feature films from Walt Disney Pictures, Walt Disney Animation Studios, Disney-Pixar, Touchstone Pictures, Marvel Entertainment and Hollywood Pictures labels. Theatrically released films from DreamWorks Studios and Miramax Films will not be licensed to the Company under the new agreement. In addition, the Company is obligated to pay programming fees for all qualifying films that

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 11—Commitments and Contingencies (Continued)

are released theatrically in the United States by Sony’s Columbia Pictures, Screen Gems and Sony Pictures Classics (“Sony”) through 2016, subject to certain limitations. The Company has also entered into agreements with a number of other motion picture producers and is obligated to pay fees for the rights to exhibit certain films that are released by these producers. The programming fees to be paid by the Company are based on the quantity and domestic theatrical exhibition receipts of qualifying films.

The unpaid balance for film rights related to films that were available at December 31, 2011 is reflected in accrued liabilities and in other liabilities in the accompanying consolidated balance sheets. As of December 31, 2011, such liabilities aggregated approximately $67.7 million and are payable as follows: $65.6 million in 2011 and $2.1 million in 2012.

Under the above output agreements, the Company is obligated to pay fees for the rights to exhibit films that have been released theatrically, but are not available for exhibition by the Company until some future date. In addition, the Company has agreed to pay Sony (i) $142.5 million in three remaining equal annual installments through 2014, and (ii) a total of $120 million in three equal annual installments beginning in 2015 for the new output agreement. The estimated amounts payable under these agreements, which have not been accrued as of December 31, 2011, are as follows: $377.5 million in 2012; $127.4 million in 2013; $72.9 million in 2014; $58.4 million in 2015; $51.3 million in 2016 and $58.5 million thereafter.

The Company is also obligated to pay fees for films that have not yet been released in theatres. The Company is unable to estimate the amounts to be paid under these output agreements for films that have not yet been released in theatres; however, such amounts are expected to be significant.

Total amortization of program rights was $611.0 million, $611.6 million and $607.5 million for the years ended December 31, 2011, 2010 and 2009, respectively. These amounts are included in programming costs in the accompanying consolidated statements of operations.

Operating Leases

The Company leases office facilities, back-up transponder capacity, and certain other equipment under operating lease arrangements. Rental expense under such arrangements amounted to $6.6 million, $7.9 million and $9.0 million for the years ended December 31, 2011, 2010 and 2009, respectively. Such amounts are included in operating expenses and general and administrative expenses in the accompanying consolidated statements of operations.

The future minimum payments under noncancelable operating leases, net of subleases, at December 31, 2011 are as follows (in thousands):

2012	$5,487
2013	6,000
2014	5,474
2015	4,964
2016	3,709
Thereafter	2,480
$28,114

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 11—Commitments and Contingencies (Continued)

Foreign Currency Hedge Contracts

The Company has entered into foreign currency hedge contracts to manage its foreign currency risk in connection with certain original programming series produced in New Zealand. The Company has committed to pay US$48.6 million for NZD59.7 million during 2012.

Guarantees

Canada Co. entered into an agreement with the Ontario government whereby Canada Co. is eligible to receive funds under the Canadian Next Generation of Jobs Fund Grant (“NGOJF”) through the termination date of March 31, 2014. The maximum amount of the grant available and the guarantee is $23.0 million. Starz Entertainment entered into a guarantee for any amounts owed to the Ontario government under the grant if Canada Co. does not meet its obligations. The Ontario government can demand payment from the Company if Canada Co. does not perform any of its obligations. The maximum potential amount payable under the guarantee is $8.0 million at December 31, 2011 and the Company has accrued $6.4 million related to this guarantee in accrued liabilities in the accompanying consolidated balance sheet as of December 31, 2011.

As discussed in Note 3, the Company sold its controlling interest in Canada Co. on March 3, 2011. The terms of the guarantee have not changed.

Starz Entertainment is the guarantor on two noncancelable operating leases in which an affiliate within each of the Starz Distribution and Starz Animation businesses is the tenant. The maximum potential amount payable under these guarantees is $17.0 million at December 31, 2011. Starz Entertainment does not currently expect to have to perform under these obligations. The leases expire in 2014 and 2016.

Legal Proceedings

On March 9, 2011, the Company notified DISH Network L.L.C. (“DISH”) that it breached the affiliation agreement with the Company by providing a free preview for one year of eight of the Starz and Encore channels to a substantial number of DISH customers without Starz’s written approval. On May 3, 2011, the Company filed a lawsuit against DISH alleging that DISH breached its affiliation agreement with the Company in connection with such free preview, and on May 20, 2011, Disney Enterprises, Inc. filed a lawsuit against DISH in connection with the same free preview. DISH filed a counterclaim against the Company in the first lawsuit, seeking indemnification from the Company against Disney in the second lawsuit. In addition, on July 29, 2011, FX Networks filed a separate lawsuit against DISH and the Company in connection with the same free preview. The resolution of these matters and its potential impact on the Company is uncertain at this time.

In the normal course of business, the Company is subject to lawsuits and other claims. While it is not possible to predict the outcome of these matters, it is the opinion of management, based upon consultation with legal counsel, that the ultimate disposition of known proceedings, other than as discussed above, will not have a material adverse impact on our consolidated financial position, results of operations or liquidity.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 12—Other Information

Goodwill

There were no changes in the carrying amount of goodwill, all of which relates to Starz Channels’, during the years ended December 31, 2011 and 2010. As of December 31, 2011, the accumulated impairment loss was $1,722.1 million, of which $1,396.7 million relates to Starz Channels, $322.2 million to Starz Distribution and $3.2 million to Starz Animation.

Advertising and Marketing

The Company’s total advertising costs were $109.2 million, $147.4 million and $199.7 million for the years ended December 31, 2011, 2010 and 2009, respectively. Total marketing costs were $23.0 million, $28.0 million and $29.6 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Foreign Currency Translation

Accumulated foreign currency translation adjustments, net of income taxes, included in the consolidated statements of member’s interest and noncontrolling interests totaled $4.4 million and ($0.5) million as of December 31, 2011 and 2010, respectively.

Major Customers and Suppliers

Two Starz Channels’ customers accounted for 21% and 15% of the Company’s total revenue for the year ended December 31, 2011. Two Starz Channels’ customers accounted for 20% and 15% of the Company’s total revenue for the year ended December 31, 2010. Two Starz Channels’ customers accounted for 20% and 16% of the Company’s total revenue for the year ended December 31, 2009. There were no other customers that accounted for more than 10% of revenue in any year. These customers accounted for 41% and 38% of trade accounts receivable as of December 31, 2011 and 2010, respectively. Services are provided to these customers pursuant to affiliation agreements with varying terms.

As discussed in Note 11, the Company has entered into agreements to license theatrically released films for our premium movie networks from studios owned by Disney (through 2015) and Sony (through 2016). Films are available to the Company for exhibition generally 8-12 months after their theatrical release.

In July 2010, Anchor Bay outsourced substantially all of its home video distribution services, including DVD manufacturing and distribution to Twentieth Century Fox Home Entertainment LLC. The term of the distribution agreement is from July 1, 2010 through June 30, 2015. Previously, Anchor Bay had outsourced substantially all of its home video distribution services, including DVD manufacturing and distribution, to Sony Pictures Home Entertainment, Inc.

Foreign Operations

Revenue generated outside of the United States represented 4%, 4% and 3% of consolidated revenue for each of the years ended December 31, 2011, 2010 and 2009, respectively. Net long-lived

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 12—Other Information (Continued)

assets outside the United States were none and $4.3 million as of December 31, 2011 and 2010, respectively, and in 2010 related entirely to discontinued operations as discussed in Note 3.

Note 13—Information about Operating Segments

The Company is primarily engaged in video programming and development, production, acquisition and distribution of entertainment content. The Company evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as Adjusted OIBDA. Adjusted OIBDA is defined as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses, advertising and marketing costs and general and administrative expenses. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate the operating segments and make decisions about allocating resources among the operating segments. The Company believes Adjusted OIBDA is an important indicator of the operational strength and performance of its operating segments, including each operating segment’s ability to service debt and fund investment in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes phantom stock appreciation rights, long term incentive plan and stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income from continuing operations before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP. The Company generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

The Company’s reportable segments are strategic business units that offer different services. They are managed separately because each segment requires different technologies, content delivery methods and marketing strategies. The Company identifies its reportable segments as those operating segments that represent 10% or more of its consolidated annual revenue, annual Adjusted OIBDA or total assets. Starz Channels and Starz Distribution have been identified as reportable segments; however as the Company has only three operating segments, Starz Animation is also reported.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 13—Information about Operating Segments (Continued)

Performance Measures (in thousands):

	For the Years Ended December 31,
	2011	2010	2009
Revenue:
Starz Channels	$1,269,924	$1,224,136	$1,188,901
Starz Distribution	310,927	367,477	306,332
Starz Animation	45,273	50,007	48,095
Inter-segment eliminations	(12,091)	(36,283)	(20,731)
Total Revenue	$1,614,033	$1,605,337	$1,522,597
Adjusted OIBDA:
Starz Channels	$427,689	$416,390	$396,499
Starz Distribution	4,567	(66,182)	(107,533)
Starz Animation	(850)	(2,419)	(744)
Inter-segment eliminations	18,182	(12,136)	(8,610)
Total Adjusted OIBDA	$449,588	$335,653	$279,612

Other Information (in thousands):

	For the Years Ended December 31,
	2011	2010	2009
Capitalized production and development spend:
Starz Channels	$144,494	$64,573	$78,953
Starz Distribution	69,161	52,462	61,839
Starz Animation	—	—	—
Inter-segment eliminations	—	—	—
Total capitalized production and development spend	$213,655	$117,035	$140,792

	December 31,
	2011	2010
Total assets
Starz Channels	$2,357,580	$1,616,653
Starz Distribution	162,659	135,958
Starz Animation	5,320	8,172
Other unallocated assets (primarily cash, deferred taxes and other assets)	136,753	169,747
Inter-segment eliminations	(59,137)	(37,528)
Total assets	$2,603,175	$1,893,002

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 13—Information about Operating Segments (Continued)

The following table provides a reconciliation of Adjusted OIBDA to income from continuing operations before income taxes (in thousands):

	For the Years Ended December 31,
	2011	2010	2009
Consolidated Adjusted OIBDA	$449,588	$335,653	$279,612
Phantom stock appreciation rights, long term incentive plan and stock compensation	(7,078)	(39,468)	(35,142)
Depreciation and amortization	(17,907)	(20,468)	(23,470)
Interest expense, including amounts due to affiliate, net of amounts capitalized	(5,012)	(20,932)	(27,188)
Other expense, net	(3,505)	(542)	(4,719)
Income from continuing operations before income taxes	$416,086	$254,243	$189,093

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information

As discussed in Note 15—Subsequent Events, Starz, LLC and Starz Finance Corp, a wholly-owned subsidiary of the Company which was incorporated in August of 2012, co-issued the Senior Notes (as defined in Note 15) which are fully and unconditionally guaranteed by Starz Entertainment. Starz Media, Film Roman and other immaterial subsidiaries of the Company (“Starz Media and Other Businesses”) are not guarantors of the Senior Notes.

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

The following tables set forth the consolidating financial information of the Company, which includes the financial information of Starz Entertainment, the guarantor:

Consolidating Balance Sheet Information—As of December 31, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Assets
Current assets:
Cash and cash equivalents	$965,400	$125,261	$9,226	$—	$1,099,887
Restricted cash	—	—	4,896	—	4,896
Trade accounts receivable, net	204,457	—	36,865	(296)	241,026
Program rights	446,995	—	—	(5,141)	441,854
Deferred income taxes	8,616	1,498	—	—	10,114
Notes receivable from affiliates	38,352	—	—	(38,352)	—
Other current assets	18,961	—	12,375	—	31,336
Total current assets	1,682,781	126,759	63,362	(43,789)	1,829,113
Program rights	325,473	—	—	(5,477)	319,996
Property and equipment, net	95,968	—	2,563	—	98,531
Investment in films and television programs, net	106,720	—	77,222	—	183,942
Goodwill	131,760	—	—	—	131,760
Other assets, net	14,878	9,938	24,888	(9,871)	39,833
Investment in consolidated subsidiaries	—	1,619,020	—	(1,619,020)	—
Total assets	$2,357,580	$1,755,717	$168,035	$(1,678,157)	$2,603,175
Liabilities and Member’s Interest (Deficit) and Noncontrolling Interests
Current liabilities:
Current portion of debt	$4,129	$—	$—	$—	$4,129
Trade accounts payable	6,509	—	2,181	—	8,690
Accrued liabilities	137,085	938	140,433	(8,160)	270,296
Accrued compensation related to long term incentive plan	33,854	—	—	—	33,854
Notes payable due to affiliate	—	—	38,352	(38,352)	—
Due to (from) affiliates	427,650	(377,255)	—	3,441	53,836
Deferred revenue	16,888	—	9,846	—	26,734
Total current liabilities	626,115	(376,317)	190,812	(43,071)	397,539
Accrued long term incentive plan	2,751	—	—	—	2,751
Debt	540,915	505,000	—	(505,000)	540,915
Deferred income taxes	28,473	(16,067)	—	(2,098)	10,308
Other liabilities	4,510	—	9,443	(5,392)	8,561
Total liabilities	1,202,764	112,616	200,255	(555,561)	960,074
Member’s interest (deficit)	1,154,816	1,651,484	(32,195)	(1,122,621)	1,651,484
Noncontrolling interests in subsidiaries	—	(8,383)	(25)	25	(8,383)
Total member’s interest (deficit) and noncontrolling interests	1,154,816	1,643,101	(32,220)	(1,122,596)	1,643,101
Total liabilities and member’s interest (deficit) and noncontrolling interests	$2,357,580	$1,755,717	$168,035	$(1,678,157)	$2,603,175

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Balance Sheet Information—As of December 31, 2010

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Assets
Current assets:
Cash and cash equivalents	$306,157	$—	$9,495	$—	$315,652
Restricted cash	—	—	8,226	—	8,226
Trade accounts receivable, net	211,706	—	18,572	(5,937)	224,341
Program rights	433,963	—	—	(22,797)	411,166
Deferred income taxes	3,805	3,674	—	—	7,479
Due from (to) affiliate	25,999	(25,999)	—	—	—
Notes receivable from affiliates	7,475	—	—	(7,475)	—
Other current assets	4,849	—	13,984	—	18,833
Assets of discontinued operations	—	—	14,511	—	14,511
Total current assets	993,954	(22,325)	64,788	(36,209)	1,000,208
Program rights	327,625	—	—	(4,714)	322,911
Property and equipment, net	101,171	—	3,546	—	104,717
Investment in films and television programs, net	57,007	—	63,827	(133)	120,701
Deferred income taxes	4,488	145,105	—	3,528	153,121
Goodwill	131,760	—	—	—	131,760
Other assets, net	648	—	29,969	—	30,617
Investment in consolidated subsidiaries	3,528	1,395,683	—	(1,399,211)	—
Assets of discontinued operations	—	—	28,967	—	28,967
Total assets	$1,620,181	$1,518,463	$191,097	$(1,436,739)	$1,893,002
Liabilities and Member’s Interest and Noncontrolling Interest
Current liabilities:
Current portion of debt	$3,908	$—	$54,336	$—	$58,244
Trade accounts payable	5,627	—	2,071	—	7,698
Accrued liabilities	106,713	(13)	82,388	(5,372)	183,716
Accrued compensation related to long term incentive plan	6,655	—	—	—	6,655
Notes payable due to affiliate	—	—	7,475	(7,475)	—
Due to (from) affiliates	—	9,295	(116)	(8,492)	687
Deferred revenue	16,127	—	15,015	(5,409)	25,733
Liabilities of discontinued operations	—	—	13,248	—	13,248
Total current liabilities	139,030	9,282	174,417	(26,748)	295,981
Accrued long term incentive plan	37,458	—	—	—	37,458
Debt	40,043	—	927	—	40,970
Other liabilities	5,065	—	3,241	—	8,306
Liabilities of discontinued operations	—	—	1,106	—	1,106
Total liabilities	221,596	9,282	179,691	(26,748)	383,821
Member’s interest	1,398,585	1,508,681	10,906	(1,409,491)	1,508,681
Noncontrolling interest in subsidiary	—	500	500	(500)	500
Total member’s interest and noncontrolling interest	1,398,585	1,509,181	11,406	(1,409,991)	1,509,181
Total liabilities and member’s interest and noncontrolling interest	$1,620,181	$1,518,463	$191,097	$(1,436,739)	$1,893,002

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Operations Information—For the Year Ended December 31, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Revenue:
Programming networks and other services	$1,287,826	$—	$98,416	$(14,101)	$1,372,141
Home video net sales	27,389	—	219,981	(5,478)	241,892
Total revenue	1,315,215	—	318,397	(19,579)	1,614,033
Costs and expenses:
Programming costs (including amortization)	672,525	—	—	(21,276)	651,249
Production and acquisition costs (including amortization)	23,938	—	136,161	(1,310)	158,789
Home video cost of sales	14,296	—	53,622	(5,478)	62,440
Operating expenses	16,193	—	47,287	(9,777)	53,703
Advertising and marketing	91,314	—	40,869	—	132,183
General and administrative	71,399	338	34,344	—	106,081
Long term incentive plan and stock compensation	6,603	—	475	—	7,078
Depreciation and amortization	12,757	—	5,150	—	17,907
Total costs and expenses	909,025	338	317,908	(37,841)	1,189,430
Operating income (loss)	406,190	(338)	489	18,262	424,603
Other income (expense):
Interest expense, including amounts due to affiliate, net of amounts capitalized	(2,849)	(2,282)	(2,163)	2,282	(5,012)
Interest income (expense), related party	4,395	—	(4,395)	—	—
Share of earnings of consolidated subsidiaries	—	241,759	—	(241,759)	—
Other income (expense), net	(10,575)	93	546	6,431	(3,505)
Income (loss) from continuing operations before income taxes	397,161	239,232	(5,523)	(214,784)	416,086
Income tax expense	(147,877)	(8,232)	(6,099)	(9,981)	(172,189)
Income (loss) from continuing operations	249,284	231,000	(11,622)	(224,765)	243,897
Loss from discontinued operations (including loss on sale of $12,114), net of income taxes	—	5,411	(12,897)	—	(7,486)
Net income (loss)	249,284	236,411	(24,519)	(224,765)	236,411
Net loss attributable to noncontrolling interests	—	3,273	525	(525)	3,273
Net income (loss) attributable to member	$249,284	$239,684	$(23,994)	$(225,290)	$239,684

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Comprehensive Income (Loss) Information—For the Year Ended December 31, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Net income (loss)	$249,284	$236,411	$(24,519)	$(224,765)	$236,411
Other comprehensive loss, net of taxes:
Foreign currency translation adjustments from continuing operations	—	(529)	(529)	529	(529)
Foreign currency translation adjustments from discontinued operations	—	(5,946)	(5,946)	5,946	(5,946)
Other comprehensive loss	—	(6,475)	(6,475)	6,475	(6,475)
Comprehensive income (loss)	249,284	229,936	(30,994)	(218,290)	229,936
Comprehensive loss attributable to noncontrolling interests	—	3,447	681	(681)	3,447
Comprehensive income (loss) attributable to member	$249,284	$233,383	$(30,313)	$(218,971)	$233,383

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Operations and Comprehensive Income (Loss) Information—For the Year Ended December 31, 2010

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Revenue:
Programming networks and other services	$1,234,712	$—	$176,667	$(31,030)	$1,380,349
Home video net sales	12,766	—	214,775	(2,553)	224,988
Total revenue	1,247,478	—	391,442	(33,583)	1,605,337
Costs and expenses:
Programming costs (including amortization)	665,271	—	—	(17,454)	647,817
Production and acquisition costs (including amortization)	18,760	—	159,194	—	177,954
Home video cost of sales	7,279	—	65,089	(2,553)	69,815
Operating expenses	16,077	—	59,293	(2,110)	73,260
Advertising and marketing	66,682	—	108,735	—	175,417
General and administrative	66,308	—	59,113	—	125,421
Phantom stock appreciation rights, long term incentive plan and stock compensation	40,900	—	(1,432)	—	39,468
Depreciation and amortization	14,007	—	6,461	—	20,468
Total costs and expenses	895,284	—	456,453	(22,117)	1,329,620
Operating income (loss)	352,194	—	(65,011)	(11,466)	275,717
Other income (expense):
Interest expense, including amounts due to affiliate, net of amounts capitalized	(1,202)	—	(19,730)	—	(20,932)
Share of earnings of consolidated subsidiaries	—	129,269	—	(129,269)	—
Other income (expense), net	1,310	—	(1,852)	—	(542)
Income (loss) from continuing operations before income taxes	352,302	129,269	(86,593)	(140,735)	254,243
Income tax benefit (expense)	(131,416)	31,399	(3,039)	4,292	(98,764)
Income (loss) from continuing operations	220,886	160,668	(89,632)	(136,443)	155,479
Income (loss) from discontinued operations, net of income taxes	—	(1,874)	5,322	(133)	3,315
Net income (loss)	220,886	158,794	(84,310)	(136,576)	158,794
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments from continuing operations	—	1,167	1,167	(1,167)	1,167
Foreign currency translation adjustments from discontinued operations	—	(1,172)	(1,172)	1,172	(1,172)
Comprehensive income (loss)	$220,886	$158,789	$(84,315)	$(136,571)	$158,789

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Operations and Comprehensive Income (Loss) Information—For the Year Ended December 31, 2009

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Revenue:
Programming networks and other services	$1,191,037	$—	$180,420	$(16,479)	$1,354,978
Home video net sales	1,791	—	166,150	(322)	167,619
Total revenue	1,192,828	—	346,570	(16,801)	1,522,597
Costs and expenses:
Programming costs (including amortization)	649,321	—	—	(7,844)	641,477
Production and acquisition costs (including amortization)	11,848	—	95,274	—	107,122
Home video cost of sales	1,724	—	61,894	(322)	63,296
Operating expenses	13,789	—	66,600	(426)	79,963
Advertising and marketing	65,242	—	164,093	—	229,335
General and administrative	67,033	—	54,759	—	121,792
Phantom stock appreciation rights, long term incentive plan and stock compensation	37,195	—	(2,053)	—	35,142
Depreciation and amortization	16,415	—	7,055	—	23,470
Total costs and expenses	862,567	—	447,622	(8,592)	1,301,597
Operating income (loss)	330,261	—	(101,052)	(8,209)	221,000
Other expense:
Interest expense, including amounts due to affiliate, net of amounts capitalized	(2,233)	—	(24,955)	—	(27,188)
Share of earnings of consolidated subsidiaries	—	70,449	—	(70,449)	—
Other expense, net	(594)	—	(4,125)	—	(4,719)
Income (loss) from continuing operations before income taxes	327,434	70,449	(130,132)	(78,658)	189,093
Income tax benefit (expense)	(122,560)	49,656	(1,180)	3,078	(71,006)
Income (loss) from continuing operations	204,874	120,105	(131,312)	(75,580)	118,087
Income (loss) from discontinued operations, net of income taxes	—	(765)	2,018	—	1,253
Net income (loss)	204,874	119,340	(129,294)	(75,580)	119,340
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments from continuing operations	—	4,566	4,566	(4,566)	4,566
Foreign currency translation adjustments from discontinued operations	—	(2,958)	(2,958)	2,958	(2,958)
Comprehensive income (loss)	$204,874	$120,948	$(127,686)	$(77,188)	$120,948

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Cash Flows’ Information—For the Year Ended December 31, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Operating activities:
Net income (loss)	$249,284	$236,411	$(24,519)	$(224,765)	$236,411
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	—	—	7,486	—	7,486
Long term incentive plan and stock compensation	6,603	—	475	—	7,078
Payments of long term incentive plan	(7,696)	—	—	—	(7,696)
Amortization of program rights	632,317	—	—	(21,276)	611,041
Amortization of investment in films and television programs	20,145	—	105,957	—	126,102
Depreciation and amortization	12,757	—	5,150	—	17,907
Share of earnings of consolidated subsidiaries	—	(241,759)	—	241,759	—
Deferred income taxes	25,758	13,363	—	(2,098)	37,023
Other non-cash items	1,382	253	(299)	9,678	11,014
Changes in assets and liabilities:
Restricted cash	—	—	(4,896)	—	(4,896)
Trade accounts receivable	7,711	—	(25,055)	(6,034)	(23,378)
Program rights	(564,375)	—	—	10,034	(554,341)
Investment in films and television programs	(144,494)	—	(69,028)	(133)	(213,655)
Other current assets	583	—	3,151	—	3,734
Other assets	(4,812)	—	251	—	(4,561)
Trade accounts payable	882	—	110	—	992
Accrued liabilities	13,558	951	(3,067)	(8,832)	2,610
Due to / from affiliates	80,081	(7,639)	14,877	1,952	89,271
Deferred revenue	138	—	6,863	(285)	6,716
Other liabilities	133	—	(1,018)	—	(885)
Net cash provided by operating activities	329,955	1,580	16,438	—	347,973
Investing activities—purchases of property and equipment	$(7,554)	$—	$(169)	$—	$(7,723)

(Continued)

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Cash Flows’ Information (Continued)—For the Year Ended December 31, 2011

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Financing activities:
Borrowings of debt	$—	$505,000	$—	$—	$505,000
Payments of debt	(3,907)	—	(55,263)	—	(59,170)
Debt issuance costs	—	(10,191)	—	—	(10,191)
Cash advance to / from affiliate	374,128	(374,128)	—	—	—
Borrowings under notes payable to affiliate	(103,236)	—	103,236	—	—
Repayments under notes payable to affiliate	72,359	—	(72,359)	—	—
Net advances to / from affiliate	(2,502)	—	2,502	—	—
Contribution from noncontrolling owner of subsidiary	—	3,000	—	—	3,000
Settlement of derivative instruments	—	—	(2,863)	—	(2,863)
Restricted cash	—	—	8,226	—	8,226
Net cash provided by (used in) financing activities	336,842	123,681	(16,521)	—	444,002
Effect of exchange rate changes on cash and cash equivalents	—	—	(17)	—	(17)
Discontinued operations:
Net cash used in operating activities	—	—	(2,283)	—	(2,283)
Net cash provided by financing activities	—	—	3,569	—	3,569
Effect of exchange rate changes on cash and cash equivalents held by discontinued operations	—	—	40	—	40
Cash held by discontinued operations upon sale	—	—	(3,144)	—	(3,144)
Change in available cash held by discontinued operations	—	—	1,818	—	1,818
Net cash provided by discontinued operations	—	—	—	—	—
Net increase (decrease) in cash and cash equivalents	659,243	125,261	(269)	—	784,235
Cash and cash equivalents:
Beginning of year	306,157	—	9,495	—	315,652
End of year	$965,400	$125,261	$9,226	$—	$1,099,887
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$683	$1,238	$758	$—	$2,679
Cash paid for income taxes	$41,782	$—	$3,011	$—	$44,793
Change in deferred tax assets due to sale of noncontrolling interest	$—	$141,135	$—	$—	$141,135
Push down of debt from parent	$494,826	$(494,826)	$—	$—	$—

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Cash Flows’ Information—For the Year Ended December 31, 2010

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Operating activities:
Net income (loss)	$220,886	$158,794	$(84,310)	$(136,576)	$158,794
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations	—	—	(3,315)	—	(3,315)
Phantom stock appreciation rights, long term incentive plan and stock compensation	40,900	—	(1,432)	—	39,468
Payments of phantom stock appreciation rights and long term incentive plan	(196,232)	—	—	—	(196,232)
Amortization of program rights	629,069	—	—	(17,454)	611,615
Amortization of investment in films and television programs	15,688	—	101,240	—	116,928
Depreciation and amortization	14,007	—	6,461	—	20,468
Noncash interest on debt due to affiliate	—	—	16,313	—	16,313
Share of earnings of consolidated subsidiaries	—	(129,269)	—	129,269	—
Deferred income taxes	59,513	(6,559)	—	—	52,954
Other non-cash items	57	—	7,043	(4,292)	2,808
Changes in assets and liabilities:
Trade accounts receivable	(15,503)	—	16,370	3,471	4,338
Program rights	(561,276)	—	—	28,710	(532,566)
Investment in films and television programs	(64,573)	—	(52,595)	133	(117,035)
Other current assets	3,077	—	5,556	—	8,633
Other assets	(375)	—	(3,086)	—	(3,461)
Trade accounts payable	(1,000)	—	1,183	—	183
Accrued liabilities	8,850	—	3,216	—	12,066
Due to / from affiliates	(48,258)	52,255	(5,551)	—	(1,554)
Deferred revenue	873	—	8,063	(3,261)	5,675
Other liabilities	(4,600)	—	(341)	—	(4,941)
Net cash provided by operating activities	101,103	75,221	14,815	—	191,139
Investing activities—purchases of property and equipment	$(6,720)	$—	$(379)	$—	$(7,099)

(Continued)

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Cash Flows’ Information (Continued)—For the Year Ended December 31, 2010

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Financing activities:
Borrowings of debt	$—	$—	$129,343	$—	$129,343
Payments of debt	(3,700)	—	(198,335)	—	(202,035)
Net advances to / from affiliate	(35,812)	—	35,812	—	—
Contribution from affiliate	—	—	15,000	—	15,000
Contribution from noncontrolling owner of subsidiary	—	—	500	—	500
Distributions to affiliate	—	(75,221)	—	—	(75,221)
Settlement of derivative instruments	—	—	(6,301)	—	(6,301)
Restricted cash	—	—	10,300	—	10,300
Net cash used in financing activities	(39,512)	(75,221)	(13,681)	—	(128,414)
Effect of exchange rate changes on cash and cash equivalents	—	—	59	—	59
Discontinued operations:
Net cash provided by operating activities	—	—	753	—	753
Net cash used in investing activities	—	—	(1,836)	—	(1,836)
Net cash used in financing activities	—	—	(1,390)	—	(1,390)
Effect of exchange rate changes on cash and cash equivalents held by discontinued operations	—	—	85	—	85
Change in available cash held by discontinued operations	—	—	3,460	—	3,460
Net cash provided by discontinued operations	—	—	1,072	—	1,072
Net increase in cash and cash equivalents	54,871	—	1,886	—	56,757
Cash and cash equivalents:
Beginning of year	251,286	—	7,609	—	258,895
End of year	$306,157	$—	$9,495	$—	$315,652
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$1,202	$—	$2,574	$—	$3,776
Cash paid for income taxes	$118,636	$—	$2,070	$—	$120,706
Contribution of notes receivable from affiliate	$—	$—	$426,254	$—	$426,254
Distribution of notes receivable to affiliate	$—	$—	$489,134	$—	$489,134
(Distribution)/contribution of due from affiliate	$(39,885)	$—	$39,885	$—	$—

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Cash Flows’ Information—For the Year Ended December 31, 2009

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Operating activities:
Net income (loss)	$204,874	$119,340	$(129,294)	$(75,580)	$119,340
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Income from discontinued operations	—	—	(1,253)	—	(1,253)
Phantom stock appreciation rights and long term incentive plan	37,195	—	(2,053)	—	35,142
Payments of long term incentive plan	(2,565)	—	—	—	(2,565)
Amortization of program rights	615,345	—	—	(7,844)	607,501
Amortization of investment in films and television programs	10,981	—	64,340	—	75,321
Depreciation and amortization	16,415	—	7,055	—	23,470
Noncash interest on debt due to affiliate	—	—	13,498	—	13,498
Share of earnings of consolidated subsidiaries	—	(70,449)	—	70,449	—
Deferred income taxes	1,739	17,260	—	—	18,999
Other non-cash items	(1,186)	—	10,039	(3,078)	5,775
Changes in assets and liabilities:
Trade accounts receivable	(6,654)	—	37,098	1,608	32,052
Program rights	(568,813)	—	—	16,593	(552,220)
Investment in films and television programs	(78,953)	—	(61,839)	—	(140,792)
Other current assets	(4,138)	—	9,944	—	5,806
Other assets	(254)	—	1,781	—	1,527
Trade accounts payable	5,625	—	(8,402)	—	(2,777)
Accrued liabilities	5,048	—	(5,292)	—	(244)
Due to / from affiliates	5,733	(158)	(5,478)	—	97
Deferred revenue	2,921	—	(26,215)	(2,148)	(25,442)
Other liabilities	104	—	(1,263)	—	(1,159)
Net cash provided by (used in) operating activities	243,417	65,993	(97,334)	—	212,076
Investing activities—purchases of property and equipment	$(9,664)	$—	$(354)	$—	$(10,018)

(Continued)

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 14—Supplemental Guarantor Condensed Consolidating Financial Information (Continued)

Consolidating Statement of Cash Flows’ Information (Continued)—For the Year Ended December 31, 2009

(in thousands)

	Starz Entertainment, LLC (Guarantor)	Starz, LLC Parent Only (Co-Issuer)	Starz Media and Other Businesses (Non-Guarantors)	Eliminations	Consolidated Starz, LLC
Financing activities:
Borrowings of debt	$—	$—	$115,800	$—	$115,800
Payments of debt	(3,502)	—	(126,814)	—	(130,316)
Borrowings under note payable due to affiliate	—	—	94,000	—	94,000
Payments of note payable due to affiliate	(66,536)	—	(5,637)	—	(72,173)
Net advances to / from affiliate	(9,776)	—	9,776	—	—
Distributions to affiliate	—	(65,993)	—	—	(65,993)
Settlement of derivative instruments	—	—	(6,920)	—	(6,920)
Restricted cash	—	—	(9,468)	—	(9,468)
Net cash provided by (used in) financing activities	(79,814)	(65,993)	70,737	—	(75,070)
Effect of exchange rate changes on cash and cash equivalents	—	—	243	—	243
Discontinued operations:
Net cash provided by operating activities	—	—	12,847	—	12,847
Net cash used in investing activities	—	—	(1,213)	—	(1,213)
Net cash provided by financing activities	—	—	6,664	—	6,664
Effect of exchange rate changes on cash and cash equivalents held by discontinued operations	—	—	92	—	92
Change in available cash held by discontinued operations	—	—	(4,723)	—	(4,723)
Net cash provided by discontinued operations	—	—	13,667	—	13,667
Net increase (decrease) in cash and cash equivalents	153,939	—	(13,041)	—	140,898
Cash and cash equivalents:
Beginning of year	97,347	—	20,650	—	117,997
End of year	$251,286	$—	$7,609	$—	$258,895
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$2,233	$—	$10,859	$—	$13,092
Cash paid for income taxes	$116,514	$—	$1,180	$—	$117,694

Starz, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2011, 2010 and 2009

Note 15—Subsequent Events

During August 2012, LMC’s board of directors authorized a plan to distribute to the stockholders of LMC shares of a wholly-owned subsidiary, Liberty Spinco, Inc. (“Liberty Spinco”), that will hold all of the businesses, assets and liabilities of LMC not associated with Starz, LLC (with the exception of the Starz, LLC Englewood, Colorado corporate office building) (the “Spin-Off”).  The Spin-Off was completed on January 11, 2013. The transaction was effected as a pro-rata dividend of shares of Liberty Spinco to the stockholders of LMC. Liberty Spinco, which became a separate public company, was renamed Liberty Media Corporation. The businesses, assets and liabilities not included in Liberty Spinco are part of a separate public company now named Starz. In connection with the reorganization transaction, the Company distributed $1,800.0 million to LMC (paid as follows: $100.0 million on July 9, 2012, $250.0 million on August 17, 2012, $50.0 million on September 4, 2012, $200.0 million on November 16, 2012 and $1,200.0 million on January 10, 2013), funded by a combination of cash on hand and borrowings under the senior secured revolving credit facility, and such distributed cash was subsequently contributed to Liberty Spinco. Additionally, in connection with the reorganization transaction, the Company distributed its Englewood, Colorado corporate office building and related building improvements to LMC (and LMC subsequently transferred such building and related improvements to a subsidiary of Liberty Spinco) and then leased back the use of such facilities from such Liberty Spinco subsidiary. Following the Spin-Off, Liberty Spinco and Starz operate independently, and neither have any stock ownership, beneficial or otherwise, in the other.

On September 13, 2012, the Company and Starz Finance Corp. co-issued $500.0 million of 5% Senior Notes due September 15, 2019 (the “Senior Notes”). Starz Finance Corp. is a wholly-owned subsidiary of the Company and was formed for the sole purpose of co-issuing the Senior Notes. Starz Finance Corp. does not have and will not have any operations, assets or subsidiaries of its own. The Senior Notes pay interest semi-annually on September 15 and March 15 of each year. The Senior Notes are guaranteed jointly and severally by Starz Entertainment and Starz Finance Corp. The Company used the net proceeds and cash on hand to repay the $500.0 million term loan under the Senior Secured Credit Facilities.

Report of Independent Registered Public Accounting Firm

The Member

Starz, LLC:

Under date of April 27, 2012, except as to note 13, which is as of October 23, 2012, and except as to note 15, which is as of January 16, 2013, we reported on the consolidated balance sheets of Starz, LLC and subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, cash flows, and member’s interest and noncontrolling interests for each of the years in the three-year period ended December 31, 2011, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule in the registration statement. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Denver, Colorado
October 23, 2012

Schedule II. Valuation and Qualifying Accounts

Starz, LLC and Subsidiaries

Years Ended December 31, 2011, 2010 and 2009

(in thousands)

Description	Balance at beginning of period	Charged to costs and expenses(1)	Charged to other accounts	Deductions(2)	Balance at end of period
Year ended December 31, 2011:
Reserves:
Allowance for doubtful accounts	$3,723	$426	$—	$(1,976)	$2,173
Allowance for sales returns	26,967	101,628	—	(92,433)	36,162
Total	$30,690	$102,054	$—	$(94,409)	$38,335
Year ended December 31, 2010:
Reserves:
Allowance for doubtful accounts	$5,094	$1,954	$—	$(3,325)	$3,723
Allowance for sales returns	29,134	75,126	—	(77,293)	26,967
Total	$34,228	$77,080	$—	$(80,618)	$30,690
Year ended December 31, 2009:
Reserves:
Allowance for doubtful accounts	$3,955	$1,542	$—	$(403)	$5,094
Allowance for sales returns	24,171	72,008	—	(67,045)	29,134
Total	$28,126	$73,550	$—	$(67,448)	$34,228

(1)         Charges for doubtful accounts are included in general and administrative expense and charges for sales returns are recorded against revenue.

(2)         Uncollectible accounts written off, foreign currency exchange rate and actual video returns.